CODE OF ETHICS
                                   ADOPTED BY
                           U.S. GLOBAL ACCOLADE FUNDS

                              Adopted May 22, 1996

                           As Amended August 25, 2000

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                           U.S. GLOBAL ACCOLADE FUNDS

                                 CODE OF ETHICS

                             Amended August 25, 2000

     While affirming its confidence in the integrity and good faith of all of its officers and trustees, the Fund recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions that may be possessed by certain of its officers and trustees could place such individuals, if they engage in personal securities transactions, in a position where their personal interests may conflict with that of the Fund. In view of this and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 ("1940 Act"), the Fund has determined to adopt this Code of Ethics to specify and prohibit certain types of personal securities transactions that may create conflicts of interest and to establish reporting requirements and enforcement procedures.

     This Code is divided into three parts. The first part contains provisions applicable to officers, trustees and portfolio managers who are directors, officers or employees of U.S. Global Investors, Inc. (or an affiliate thereof), which is the investment adviser to the Fund (the "Adviser"), or of a sub-adviser to the Fund (a "Sub-Adviser"); the second part pertains to the disinterested trustees; and the third part contains record-keeping and other provisions.

     The Adviser and the Sub-Advisers impose their own reporting requirements and restrictions on the personal securities transactions of its personnel. The Fund has determined that the standards established by the Adviser and the Sub-Adviser may be appropriately applied by the Fund to its officers and portfolio managers and those of its trustees who are affiliated with the Adviser or a Sub-Adviser, as the case may be, and, accordingly, may have frequent opportunities for knowledge of and, in some cases, influence over, Fund portfolio transactions.

     In the experience of the Fund, disinterested trustees have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by the Fund. Therefore, this Code contains separate provisions applicable to disinterested trustees.

I. RULES APPLICABLE TO FUND OFFICERS, TRUSTEES AND PORTFOLIO MANAGERS EMPLOYED BY THE ADVISER (OR BY AN AFFILIATE THEREOF) OR BY A SUB-ADVISER.

     A.   INCORPORATION OF ADVISER'S AND SUB-ADVISERS' CODES OF ETHICS.

          (1) The Adviser's and Sub-Advisers' Codes of Ethics, which are attached as hereto, are hereby incorporated herein by reference as the Fund's Code of Ethics applicable to officers, trustees and portfolio managers of the Fund who are directors, officers or employees of the Adviser (or an affiliate thereof) or of a Sub-Adviser. The Adviser's Code of Ethics has also been adopted by U.S. Global Brokerage, Inc., the Fund's principal underwriter; and all references in this Code to the Adviser shall include U.S. Global Brokerage, Inc.

          (2) A violation of the Adviser's or a Sub-Adviser's Code of Ethics shall constitute a violation of this Code.

     B.   REPORTS.

          (1)  Officers,  trustees  and  portfolio  managers of the Fund who are
               directors,   officers  or  employees  of  the  Adviser  or  by  a
               Sub-Adviser  shall file the reports required

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               under the applicable  Adviser's or  Sub-Adviser's  Code of Ethics with an officer of the Adviser or Sub-Adviser, as the case may be (a "Compliance Officer").

          (2) Each Compliance Officer shall submit reports with respect to his/her personal securities transactions to an officer designated to receive his/her reports ("Alternate Compliance Officer"), who shall act in all respects in the manner prescribed herein for the Compliance Officer.

     C.   REVIEW.

          (1) Each Compliance Officer shall compare the reported personal holdings and personal securities transactions with completed and pending portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Compliance Officer shall give such person an opportunity to supply additional explanatory material.

          (2) If a Compliance Officer determines that a violation of this Code has or may have occurred, he/she shall submit his/her written determination and any additional explanatory material provided by the individual to a Review Committee of the Fund (which shall consist of officers and employees of the Fund and/or the Adviser as designated by the board of trustees from time to time). The Review Committee shall make an independent determination of whether a violation has occurred.

          (3) Each Compliance Officer of a Sub-Adviser shall submit quarterly reports to the Compliance Officer of the Adviser confirming compliance with the reporting and review provisions of this Code.

     D.   SANCTIONS.

          (1) If the Review Committee finds that a violation has occurred, it shall impose upon the individual such sanctions as it deems appropriate and shall report the violation and the sanction imposed to the board of trustees of the Fund. The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading, fines, and termination of employment.

          (2) No person shall participate in a determination of whether he/she has committed a violation of the Code or of the imposition of any sanction against himself.

II.  RULES APPLICABLE TO DISINTERESTED TRUSTEES.

     A.   DEFINITIONS.

          (1) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which a disinterested trustee has or acquires.
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          (2)  "Control"  shall  have the  same  meaning  as that  set  forth in
               Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides in general that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

          (3) "Disinterested trustee" means a trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

          (4) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

          (5)  "Security"  shall  have the  same  meaning  as that set  forth in
               Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include direct obligations issued or guaranteed by the United States, bankers' acceptances, bank certificates of deposit, commercial paper, other high quality short-term debt instruments and shares of registered open-end investment companies. The term security includes any separate security which is convertible into, exchangeable for or which carries a right to purchase a security.

     B.   PROHIBITED PURCHASES AND SALES.

          No disinterested trustee shall purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

          (1) is being considered for purchase or sale by the Fund or the Adviser or Sub-Adviser, or was being so considered, within the most recent 15 days; or

          (2) is being purchased or sold by the Fund or was purchased or sold by the Fund within the most recent 15 days.

          A security will be deemed "being considered for purchase or sale" when a recommendation formulated by the Adviser or a Sub-Adviser to purchase or sell a security has been communicated to a Fund portfolio manager.

     C.   PRECLEARANCE.

          Disinterested trustees are not required to preclear their personal trades.

     D.   EXEMPTED TRANSACTIONS.

          The Prohibitions of Section IIB of this Code shall not apply to:

          (1) purchases or sales effected in any account over which the disinterested trustee has no direct or indirect influence or control;

          (2) purchases or sales which are non-volitional on the part of either the disinterested trustee or the Fund;

          (3) purchases which are part of an automatic dividend reinvestment plan;

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U.S. Global Accolade Funds Code of Ethics                            Page 4 of 6

          (4) purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

          (5) purchases or sales of securities which are not permitted to be held or acquired by the Fund, provided that the securities that are the subject of the transaction are not convertible or exercisable into securities which are permitted to be held or acquired by the Fund.

     E.   REPORTING.

          (1) Disinterested trustees do not need to report personal security transactions except in the circumstances noted in this paragraph. Every disinterested trustee shall file with the Secretary of the Fund a report containing the information described in Section IIE(2) of this Code with respect to transactions in any security in which such disinterested trustee has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, whether or not one of the exemptions listed in Section IID applies, if such trustee at the time of that transaction, knew or, in the ordinary course of fulfilling his/her official duties as a trustee of the Fund, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the trustee: (i) such security was purchased or sold by the Fund; or (ii) such security was being considered for purchase or sale by the Fund or the Adviser or Sub-Adviser; provided, however, that a disinterested trustee shall not be required to make a report with respect to (a) transactions effected for any account over which such person does not have any direct or indirect influence or control, or (b) transactions in securities which are not permitted to be held or acquired by the Fund, provided that the securities that are the subject of the transaction are not convertible or exercisable into securities which are permitted to be held or acquired by the Fund.

          (2) Every transaction report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

               (a) the date of the transaction, the title and the number of shares, interest rate and maturity (if applicable) and the principal amount of each security involved;

               (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (c)  the price at which the transaction was effected; and

               (d) the name of the broker, dealer or bank with or through whom the transaction was effected.

          (3)  Every  report  concerning  a purchase  or sale  prohibited  under
               Section IIB hereof with respect to which the reporting person relies upon one of the exemptions provided in Section IID shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

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U.S. Global Accolade Funds Code of Ethics                            Page 5 of 6

          (4) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

     F.   REVIEW.

          (1) The Secretary of the Fund shall compare the reported personal holdings and personal securities transactions with completed and pending portfolio transactions of the Fund to determine whether any transactions ("Reviewable Transactions") listed in Section IIB (disregarding exemptions provided by Section IID(I) through (5)) may have occurred.

          (2) If the Secretary of the Fund determines that a Reviewable Transaction may have occurred, he/she shall submit the report and pertinent information concerning completed or contemplated portfolio transactions of the Fund to counsel for the disinterested trustees. Such counsel shall determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section IID. Before making any determination that a violation has been committed by a disinterested trustee, such counsel shall give such person an opportunity to supply additional information regarding the transaction in question.

     G.   SANCTIONS.

          If such counsel determines that a violation of this Code has occurred, such counsel shall so advise the Review Committee of the Fund and a committee consisting of the disinterested trustees, other than the person whose transaction is under consideration, and shall provide the committee with the report, the record of pertinent actual or contemplated portfolio transactions of the Fund and any additional material supplied by such person. The committee, at its option, shall either impose such sanction as it deems appropriate or refer the matter to the board of trustees, which shall impose such sanctions as are deemed appropriate. The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading and fines.

III. MISCELLANEOUS.

     A.   REVIEW BY BOARD OF TRUSTEES.

          The Secretary of the Fund will report annually to the Fund's board of trustees concerning material issues arising under the Code, existing procedures and any material changes to those procedures, as well as any instances requiring significant remedial action during the past year which related to the Fund. Such report shall be in writing and include any certification required by law. Such report may be made jointly with the reports provided by the Adviser and the Sub-Advisers pursuant to their Codes or, if made separately, need not duplicate information provided in such reports.

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U.S. Global Accolade Funds Code of Ethics                            Page 6 of 6

     B.   AMENDMENTS TO ADVISER'S OR SUB-ADVISER'S CODES OF ETHICS.

          Any material amendments to this Code shall be approved by the board of trustees of the Fund within six (6) months of the change. Any amendment to the Adviser's, or any Sub-Adviser's, Code of Ethics shall be deemed an amendment to Section IA of this Code provided that any material amendment to the Adviser's, or a Sub-Adviser's, Code of Ethics must be approved by the board of trustees within six (6) months of the change.

     C.   RECORDS.

          The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm or such other permitted medium under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission.

          (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          (2) A record of any violation of such Code(s) of ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          (3) A copy of each report made by an officer or trustee pursuant to such Code(s) of ethics shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          (4) A list of all persons who are, or within the past five year, have been, required to make reports pursuant to such Code(s) of ethics shall be maintained in an easily accessible place;

          (5) A list of the names of all persons who are, or within the past five years, have been responsible for reviewing any transaction and holding reports filed pursuant to such Code(s); and

          (6) A copy of each report made to the Fund's board of trustees pursuant to such Code(s) must be maintained for at least five (5) years after the end of the fiscal year in which it was made, the first two (2) years in an easily accessible place.

     D.   CONFIDENTIALITY.

          All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as otherwise provided herein.

     E.   INTERPRETATION OF PROVISIONS.

          The board of trustees may from time to time adopt such interpretations of this Code as it deems appropriate.
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                                          --------------------------------------
                                          ATTACHMENT -- ADVISER'S CODE OF ETHICS
                                          --------------------------------------

                  CODE OF ETHICS OF U.S. GLOBAL INVESTORS, INC.
                         AND U.S. GLOBAL BROKERAGE, INC.

                                 CODE OF ETHICS
                                   ADOPTED BY

                           U.S. GLOBAL INVESTORS, INC.
                           U.S. GLOBAL BROKERAGE, INC.

                             Effective June 28, 1989
                          As Amended November 13, 1989
                             As Amended May 17, 1993
                          As Amended February 14, 1994
                           As Amended December 5, 1994
                            As Amended March 1, 1996
                             As Amended May 24, 1996
                             As Amended June 2, 1997
                           As Amended October 29, 1997
                          As Amended December 12, 1997
                           As Amended December 3, 1999

                                TABLE OF CONTENTS

STATEMENT OF GENERAL PRINCIPLES..............................................1

I. DEFINITIONS...............................................................2

II. PROHIBITED PURCHASES AND SALES...........................................4

III. THE ADVISER'S TRANSACTIONS..............................................5

IV. TRADE ALLOCATION PROCEDURES .............................................6

V. INSIDER TRADING PROCEDURES................................................7

VI. PRE-CLEARING PERSONAL SECURITIES TRANSACTIONS............................8

VII. SECURITIES REPORTING REQUIREMENTS.......................................8

VIII. EXEMPTED TRANSACTIONS.................................................11

IX. GIFTS...................................................................11

X. SERVICE AS A DIRECTOR....................................................11

XI. REVIEW..................................................................12

XII. SANCTIONS..............................................................13

XIII. EXEMPTIONS FROM THE CODE..............................................13

XIV. MISCELLANEOUS PROVISIONS...............................................13

APPENDIX A..................................................................15

APPENDIX B .................................................................16

                                 Code of Ethics
                                   Adopted by

                           U.S. Global Investors, Inc.
                           U.S. Global Brokerage, Inc.

                             Effective June 28, 1989
                          As Amended November 13, 1989
                             As Amended May 17, 1993
                          As Amended February 14, 1994
                           As Amended December 5, 1994
                            As Amended March 1, 1996
                             As Amended May 24, 1996
                             As Amended June 2, 1997
                           As Amended October 29, 1997
                          As Amended December 12, 1997
                           As Amended December 3, 1999

                         STATEMENT OF GENERAL PRINCIPLES

As an investment adviser, U.S. Global Investors, Inc. (the "Adviser") and U.S. Global Brokerage, Inc. have a fiduciary duty to all its clients. It is the Adviser's policy that officers, directors, employees and consultants of the Adviser, and the Adviser when trading for its own account (together, "Covered Persons"), conduct themselves so as to avoid not only any conflict of interest with clients, but also to refrain from any conduct that could create an appearance of conflict of interest.

Every officer, director, employee and consultant must read and retain this Code and should consult the Compliance Officer about any question arising under this Code.

This Code is designed to ensure, among other things, that covered persons conduct their personal securities transactions while adhering to the following principles:

     (1) The interest of U.S. Global clients should be placed first and foremost;

     (2) All personal securities transactions should be conducted in a manner consistent with this Code and in such a manner as to avoid any actual, potential or appearance of a conflict of interest or any abuse of a covered person's position of trust and responsibility; and

     (3) Covered persons should not take inappropriate advantage of their positions.

In translating these principles into day-to-day guidance, covered persons should:

        o  be ethical
        o  act professionally
        o  exercise independent judgment
        o  when in doubt, consult compliance personnel or legal counsel

The securities markets and the regulations guiding investment professionals are continually changing. The Adviser will regularly review this Code to determine if any changes are necessary in order to maintain the highest ethical standards and at the same time maximize investment performance of clients' assets entrusted to the Adviser.

For the purposes of Code provisions dealing with Pre-Clearing and Trade Allocation Procedures, the Adviser and Independent Sub-Advisers shall be treated as separate unrelated entities and shall not be required to coordinate their efforts.

I. DEFINITIONS

     (a) "Access Person" means any director, officer, or Advisory Person of the Adviser, and the Adviser itself when it is trading for its own account.

     (b) "Adviser's Code of Ethics" means the Code of Ethics of U.S. Global Investors, Inc. and U.S. Global Brokerage, Inc. as amended from time to time.

     (c)  "Advisory Person" means:

          (1) any employee or consultant of the Adviser (or of any company controlled by the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information about the purchase or sale of a Security by a registered investment company, or whose functions relate to the making of any recommendations about such purchases or sales; and

          (2) any natural person in a control relationship to the Adviser who obtains information about recommendations made to clients about the purchase or sale of a Security.

               Advisory Persons include Access Persons who are not portfolio managers or other investment personnel, such as officers, and legal, compliance, and accounting personnel who in connection with their regular duties obtain information about investment decisions.

     (d) "Beneficial Ownership" is interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
          Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. This definition is explained in more detail in Appendix A.

     (e) "Client" means any person (including an investment company) who has a current advisory agreement with the Adviser. "Client" shall include any partnership or limited liability company of which the Adviser is a general partner or managing member.

     (f) "Compliance Officer" means the officer of the Adviser designated by vote of the Board of Directors of the Adviser to receive reports and take certain actions as provided in this Code of Ethics.

     (g) "Considered for purchase or sale" means a Security is being "considered for purchase or sale" for a Client's account when the Security is discussed at a portfolio manager team meeting and the Security is added to the Recommended List.

     (h)  "Control"   generally  means  the  power  to  exercise  a  controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     (i) "Covered Persons" means any officer, director, employee or consultant of the Adviser, and the Adviser when trading for its own account.

     (j) "Independent Director" means any director (or trustee) of a registered investment company advised by the Adviser who is not an "Interested Person" of the investment company as defined in section 2(a)(19) of the 1940 Act.

     (k) "Independent Sub-Adviser" is any sub-adviser with which the Adviser has contracted to manage the investment portfolios of one or more clients and which the Adviser's Review Committee has designated as independent. Independence is a question of fact. Factors include, but are not limited to, performance of securities research, analysis, selection, and trading which are conducted independently and separately from the Adviser. The fact that the Adviser or its subsidiaries provides administrative services for a Client advised by a sub-adviser will not by itself prevent the sub-adviser from being independent.

     (l) "Investment Person" means any employee of the Adviser or any investment company advised by the Adviser who in connection with his regular functions or duties makes or participates in making investment decisions for a client; provides information, analysis, or advice to employees who make investment decisions for a Client; or helps such employees execute investment decisions. "Investment Person" also means any natural person who controls the Adviser or any investment company advised by the Adviser who obtains information about recommendations made to clients about the purchase or sale of a Security. Investment Persons include securities analysts and traders.

     (m) "1940 Act" means the Investment Company Act of 1940 as amended from time to time.

     (n) "Liquid Market" is a securities market which is sufficiently large and liquid that neither an Access Person's nor a Client's securities transaction would have a material impact on the price or availability of the Security purchased or sold in that market. The party determining that a securities market is a Liquid Market must reasonably conclude that it highly unlikely that an Access Person's proposed transaction would either harm any Client or be materially benefitted by any subsequent Client transaction. Examples of Liquid Markets include, but are not limited to, Treasury Securities and equity Securities included in the S&P 500 Index.

     (o) "Material" information is "material" with respect to trading in a Security if its disclosure would affect or influence a reasonable investor's decisions to purchase or sell the Security or would reasonably be expected to affect the price of the Security. A partial list of situations that likely would be considered material includes:

          o    Mergers, acquisitions or takeovers

          o    Increases or decreases in dividends

          o Financial forecasts, especially estimates of earnings o Changes in previously disclosed financial information o Proposed issuance of new securities o Significant changes in operations

          o Significant increases or declines in backlog orders or the award of a significant contract o Significant new products to be introduced; significant discoveries of oil and gas, minerals or the like

          o    Extraordinary borrowings

          o    Major litigation

          o    Financial liquidity problems

          o    Significant changes in management

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          o    The purchase or sale of substantial assets

          o    Significant changes in capital structure

     (p) "Non-public" information is "non-public" when it has not been filed in publicly-available SEC reports, announced in press releases, carried on leading business wire services or printed in business publications. However, it may be advisable for a person in possession of material, nonpublic information to wait a reasonable period of time after such information has been published before making or recommending a trade in the related Securities. The length of this waiting period depends upon the nature of the information disclosed as well as how quickly and thoroughly the information was disseminated. For example, if the effect of the information or an investment decision is readily understandable, as in the case of an earnings decline, the waiting period may be shorter than if the information must be carefully evaluated before its bearing on an investment decision can be discerned.

     (q) "Purchase" or "sale" of a Security includes, among other things, the writing of an option to purchase or sell a Security.

     (r) "Security" has the same meaning as that set forth in Section 202(a)(18) of the Investment Advisers Act of 1940 (generally, all securities) except that it shall not include securities issued or guaranteed as to principal or interest by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of
          1940), bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

     (s) "Review Committee" consists of the Adviser's Chief Executive Officer, Chief Investment Officer (or Assistant Chief Investment Officer) and General Counsel. Should the Review Committee meet to discuss a transaction involving the Adviser's proprietary account or a transaction involving any of the committee members, a director of the Adviser, as nominated by the board of directors, will take the place of that committee member.

II. PROHIBITED PURCHASES AND SALES

     (a) Because of the sensitive fiduciary nature of the work performed by Covered Persons, they may not engage in any practice which would take unfair advantage of the person's relationship with a Client or the Adviser when executing personal securities transactions. Examples of prohibited trading include, but are not limited to, front running, appropriation of an investment opportunity that properly belongs to a Client, buying or selling a Security that has been considered for purchase for a Client in the previous 15 days without notification of this fact on the Request to Pre-Clear, and buying or selling a Security when the Covered Person knows that an Independent Sub-Adviser to a Client is buying or selling that Security for a Client.

     (b) An Advisory Person may not purchase or sell the same (or substantially similar) Security that trades on a Liquid Market for his or her personal account if he or she knows or should have known that the Security had been, or will be, bought or sold for any Client on the same day as the Advisory Person's trade. An Advisory Person may not purchase or sell the same (or substantially similar) Security that does NOT trade on a Liquid Market for his or her personal account within five business days before or after any Client.

     (c) No person that is an "affiliated person," or an affiliated person of an affiliated person, of the investment company as defined in Section 2(a)(3) of the 1940 Act shall enter into any personal securities transaction in which a Client is the counterparty in violation of
          Section 17 of the 1940 Act or Rule 17j-1 of the 1940 Act. A copy of each provision is attached as Appendix B.

     (d) All Covered Persons are prohibited from trading in (either personally, including Securities that such persons are deemed to beneficially own, or on behalf of others) or recommending any Securities at any time that they are in possession of material, nonpublic information about the issuer of those Securities.

          In addition, all Covered Persons must maintain in strict confidence any material, nonpublic information about the issuer of any Securities in accordance with the procedures in Section V of this Code of Ethics.

     (e) All Covered Persons with access to financial data about the Adviser are prohibited from purchasing or selling shares of any class of the Adviser's capital stock from fifteen (15) days before the end of a reporting period until twenty-four (24) hours after the earnings release for the period is published. The Adviser's fiscal year ends June 30; accordingly, the "trading window" is closed from June 15 until twenty-four (24) hours after the annual earnings are released. Similarly, for the fiscal quarters ending September 30, December 31 and March 31, the "trading window" closes on the 15th or 16th of those months. The Adviser's General Counsel may allow written exceptions to this prohibition for good cause. Further, Covered Persons' purchases through the Adviser's 401(k) plan are exempted from this prohibition, provided the purchases are effected on a regular basis (that is, lump sum purchases or exchanges in the 401(k) plan are subject to this prohibition).

          NOTE: Officers, directors and 10 percent shareholders of the Adviser are subject to the short-swing profit restrictions in Section 16(b) of the Securities Exchange Act of 1934. The Adviser is legally required to recover all gains or avoided losses from these persons' purchases and sales of the Adviser's capital stock within a six-month period.

III. THE ADVISER'S TRANSACTIONS

Because of its fiduciary relationship to Clients, when the Adviser executes Securities transactions for its own account, the Adviser may not engage in any practice which would take unfair advantage of its relationship with a Client.

     (a) The Adviser may not purchase a Security (liquid or illiquid) for its own account when a Client owns the same (or substantially similar) Security or when the Adviser is in the process of acquiring that Security for a Client's account. The portfolio manager for the Adviser shall notify at least one member of each portfolio team for each appropriate Client account of the intended purchase and each appropriate Client will be given the opportunity to purchase the Security (in which case the Adviser will not purchase the Security for its own account). Each team declining to purchase the Security will explain in writing its reason(s) for declining to purchase the Security.

          If the Adviser has purchased a Security for its own account, then no team shall direct a Client to purchase the same (or substantially similar) Security without first obtaining permission of the Chief Investment Officer (or his designated agent) or the Assistant Chief Investment Officer (someone other than the person who purchased the Security for the Adviser's account must give permission). Each such purchase shall be accompanied by a memorandum signed by a team member describing material changes in circumstances between the time of the Adviser's purchase and the Client's purchase.

          When the Adviser proposes to sell a Security from its own account, and one or more Client accounts also hold the same Security, the Adviser will notify at least one member of the Client's team before the sale and each Client will be given the opportunity to sell its holdings before the Adviser sells the same Security for its own account. Each team declining to sell the Security shall explain in writing its reason(s) for declining to sell the Security.

     (b) The Adviser may pre-clear its own Securities transactions either through the Compliance Officer (as described in Section VI) or orally through the Trading Desk or appropriate team(s) (each, a "Responsible Party"). Immediately upon pre-clearing a transaction, the Trading Desk or team shall memorialize the clearance by completing the Request to Pre-Clear and giving it to the Compliance Officer.

          When clearing a proposed transaction, the Responsible Party shall make a good faith effort to determine whether the proposed transaction will be executed in a Liquid Market, and if not, whether any Client has a purchase or sell order in the same (or a substantially similar) Security currently pending or is contemplating a purchase or sale of the same (or a substantially similar) Security.

     (c) When the Chief Executive Officer serves on the board of directors of a publicly traded company, the Adviser may not trade for its own account in Securities of that company, except as provided in Section X(c).

IV. TRADE ALLOCATION PROCEDURES

     (a) When more than one Client intends to purchase or sell the same (or substantially similar) Security, then the following Trade Allocation procedures will apply:

          (1) If all requests are executed in their entirety, then each party will be allocated the amount of Securities which it submitted.

          (2) If all requests are not executed in their entirety, then the following Objective Formula will be used to allocate the transaction (subject to minor adjustments for rounding and odd lots) in so far as it is practical:

               Client A = (Dollar Amount Executed/Aggregate Dollar Amount of All Requests Combined) *Dollar Amount Requested by Client A.

               Client B = (Dollar Amount Executed/Aggregate Dollar Amount of All Requests Combined) *Dollar Amount Requested by Client B.

          (3) The actual allocations to each party based upon the objective formula may be modified to reflect market conditions in any manner which can be articulated and is equitable. Relevant factors include, but are not limited to, the Client's investment objectives and restrictions, pattern of investment, the dollar amount of the offering relative to the dollar amount of the account (an investment may be immaterial to a large Client or result in excessive concentration in a small Client), the cost of initial and continuing due diligence and compliance, whether trading problems are created by splitting an order, whether the Security is subject to contractual or statutory minimums or maximums, and whether each requesting party should be allocated a pre-determined minimum percentage of their bid. There shall be no presumption that any Client should receive an allocation simply because the Security in question represents an eligible investment for that Client. The Trading Desk shall negotiate among the affected parties to attempt to assign partial fills to achieve a just and equitable allocation over time.

          (4) A written report of all partial fills involving the above parties, including the initial requests and the final allocation, shall be maintained.

     (b) If the investment opportunity is a private placement with limited availability, then the investment opportunity does not have to be offered to all Clients for which the investment opportunity would be appropriate. The Investment Person discovering the investment opportunity may offer it exclusively to Clients for whom he or she has responsibility. This exception to the general rule that investment opportunities must be shared with all Clients recognizes the difficulty of allocating small private placements. If the available allotment of a private placement is $500,000.00 or less, it is presumed to have limited availability.

V. INSIDER TRADING PROCEDURES

     (a) Covered Persons may at times come into possession of material, nonpublic information about the Adviser, its Clients or other companies with which Adviser has a business relationship (E.G., serving on the board of a company) . These persons must not trade in or recommend any Securities of any company while they are in possession of material, nonpublic information about these Securities. The following procedures have been established to aid Covered Persons in avoiding insider trading, and to aid the Adviser in preventing, detecting and imposing sanctions against insider trading. If an individual believes that certain information in his or her possession is material and nonpublic, or if the individual has questions as to whether the information is material or nonpublic, the individual should take the following steps:

          (1)  Report the matter immediately to the Compliance Officer,

          (2) Do not purchase or sell the Securities on behalf of the individual or others, including investment companies or private accounts the Adviser manages,

          (3) Do not communicate the information inside or outside the Adviser, other than to the Compliance Officer, and

          (4) After the Compliance Officer has reviewed the issue, the individual will be instructed to either continue the prohibitions against trading and communication, or trade and communicate the information.

     (b)  To prevent insider trading, the Compliance Officer should:

          (1) Regularly educate Covered Persons about the Adviser's policies and procedures on insider trading; misuse of material, nonpublic information; securities trading reporting requirements; and related matters.

          (2)  Answer   questions  from  Covered  Persons  about  the  Adviser's
               policies and procedures.

          (3) Resolve issues of whether information received by a Covered Person is material and nonpublic.

          (4) Review on a regular basis and update as necessary the Adviser's policies and procedures.

          (5) When it has been determined that a Covered Person has material nonpublic information,

               (i) Ensure that such information is not disseminated, and

               (ii) If  necessary,  restrict  Covered  Persons  from  trading in
                    Securities to which the information relates, either for their own accounts, for the accounts of Clients or for the Adviser's proprietary trading accounts.

          (6) Designate a restricted access location for the receipt of facsimile transmissions and establish appropriate procedures for controlling the circulation and distribution of facsimile transmissions received by the Adviser.

     (c) To minimize the chance of misuse of material, nonpublic information, all Covered Persons should adhere to the following procedures:

          (1) Material nonpublic information relating to a Client should be limited to those who have a "need to know" the information. Such information should not be discussed even with other employees unless it is necessary to serve the client. Material, nonpublic information generally should not be sent from one department to another department of the Adviser.

          (2)  Files  and  other  documents   containing   material,   nonpublic
               information should be properly secured. This information should not be left in the open or in an unattended office.

          (3)  All  documents  of  a  confidential   nature  should  be  stamped
               "Confidential" on their face.

          (4) All Covered Persons should be extremely careful about discussing nonpublic information relating to the Adviser or its Clients in public areas, such as elevators, reception areas and restaurants.

VI. PRE-CLEARING PERSONAL SECURITIES TRANSACTIONS

Advisory Persons shall pre-clear all personal securities transactions in writing by completing a "Request to Pre- Clear," submitting the form to the Compliance Officer before executing any personal securities transaction, and receiving permission to execute the trade. If granted, the Request to Pre-Clear is good for 24 hours. The Advisory Person, if authorized to execute a personal securities transaction, either must execute the transaction within this time period or complete a new "Request to Pre-Clear" if he or she still wishes to execute the transaction after the 24 hour period has expired.

VII. SECURITIES REPORTING REQUIREMENTS

     (a) For EVERY personal securities transaction, even if defined as an Exempted Transaction under this Code, each Access Person shall:

          (1) instruct the broker-dealer executing any personal securities transaction to send a duplicate confirmation statement of the transaction to the Compliance Officer and file a quarterly affirmation with the Compliance Officer stating that this was done; and

          (2) file with the Compliance Officer a "Securities Transaction Report" for each transaction in any Security in which such Access Person has participated. Each report may contain a statement that the report shall not be construed as an admission by the Access Person that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

               A report must be provided no later than 10 days after the end of the CALENDAR QUARTER in which the transaction to which the report relates was effected, and shall contain the following information:

               o the date of the transaction, the title of and the number of shares, and the principal amount of each Security involved;

               o the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               o    the price at which the transaction was effected; and

               o the name of the broker, dealer or bank with or through whom the transaction was effected.

               Access   Persons   are  not   required  to  provide  a  duplicate
               confirmation statement or make a report for any transaction:

          (1) effected for any account over which he or she does not have any direct or indirect influence or control;

          (2)  in shares of registered open-end investment companies; and

          (3) in U.S. Government or agency obligations, bankers' acceptances, commercial paper or bank certificates of deposit.

     (b) Each Access Person must complete an Initial Holdings report within 10 days of becoming an Access Person. The report must include the name of each Security owned and the number of shares and principal amount of each Security owned at the time the person becomes an Access Person. The report also must disclose the name of any broker, dealer, or bank with whom the Access Person maintained an account in which any Securities were held for the Access Person's direct or indirect benefit at the time the person became an Access Person. The report must contain the date on which it is submitted to the Adviser.

     (c) Each Access Person including the Adviser must complete an Annual Holdings report. The report must include the name of each Security owned and the number of shares and principal amount of each Security owned as of a date no more than 30 days before the report is submitted. The report also must disclose the name of any broker, dealer, or bank with whom the Access Person maintained an account in which any Securities were held for the Access Person's direct or indirect benefit. The report must contain the date on which it is submitted to the Adviser. The Annual Holdings Report shall be submitted no later than January 20 of each year.

     (d) An Access Person will be deemed to have participated in, and must report under this Code, any securities transaction participated in by:

          (1) The person's spouse, minor children, or any other relatives sharing the person's household;

          (2) A trust in which the person has a beneficial interest, unless such person has no direct or indirect control over the trust;

          (3)  A trust as to which the person is a trustee;

          (4)  A revocable trust as to which the person is a settlor;

          (5) A corporation of which the person is an officer, director or 10% or greater stockholder, or

          (6) A partnership of which the person is a partner (including most investment clubs) unless the person has no direct or indirect control over the partnership.

          With respect to subparagraph "(5)," officers, directors and employees of the Adviser are not required to report transactions effected for the Adviser's account. These persons shall cause the Adviser to provide the Compliance Officer with duplicate confirmations.

     (e) In addition to the reporting requirements listed above, each officer, director and 10 percent shareholder of the Adviser shall file with the Securities and Exchange Commission an Initial Statement of Beneficial of Ownership of Securities on Form 3 within ten days of becoming an officer, director or 10 percent shareholder of the Adviser. In addition, each officer, director and 10 percent shareholder of the Adviser shall file with the Securities and Exchange Commission a Statement of Changes in Beneficial Ownership on Form 4 within 10 days after the close of any calendar month in which there is a change in the Beneficial Ownership of Securities of the Adviser by such person.

     (f) The Adviser shall prepare and submit to the Boards of Directors of investment company Clients the reports required by Rule 17j-1 under the 1940 Act.

     (g) ANNUALLY, the Compliance Officer shall provide a written report to the Review Committee containing:

          (1) A summary of existing procedures to detect and prevent insider trading.

          (2) Full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation,

          (3) An evaluation of the current procedures and any recommendations for improvement, and

          (4) A description of Adviser's continuing efforts to educate all Covered Persons regarding insider trading, including the dates of any educational programs presented since the last report to management.

     (h) All Covered Persons shall annually certify that they have read and understand the Code of Ethics and acknowledge that they are subject to the Code.

     (i) All Covered Persons shall annually certify that they have complied with the requirements of the Code and they have disclosed or reported all personal securities transactions required to be disclosed or reported under the Code.

     (j) All reports of Securities transactions and any other information filed with the Adviser or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent legally required.

VIII. EXEMPTED TRANSACTIONS

Sections II(b), II(d), III, IV and VI of this Code shall not apply to:

     (a) purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

     (b) purchases or sales which are non-volitional on the part of the Covered Person; or

     (c)  purchases which are part of an automatic dividend reinvestment plan.

Sections III, IV and VI of this Code shall not apply to:

     (d) purchases effected upon a Covered Person's exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent these rights were acquired from the issuer; and sales effected upon a Covered Person's tender of Securities to an issuer or other party, to the extent the tender offer is made by the issuer or third party pro rata to all holders of a class of the issuer's Securities.

Sections II(b) and VI of this Code shall not apply to:

     (e) any Securities transaction, or series of related transactions amounting to $25,000 or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $500 million. Any private placement of securities by such an issuer and all IPOs must be pre-cleared.

IX. GIFTS

No Advisory Person shall accept any gift of material value from any person or entity that does business with the Adviser or on behalf of any Client. For purposes of this provision, "material value" shall include but not be limited to gifts amounting in value to more than $100 per person per year. Items of material value shall not include an occasional dinner, ticket to a sporting event or the theater, or comparable entertainment which is not conditioned on doing business with the Adviser or on behalf of any Client and is neither so frequent nor so extensive as to raise any question of propriety.

X. SERVICE AS A DIRECTOR

     (a) No Advisory Person except the Chief Executive Officer shall serve on the board of directors of a publicly traded company ("Public Company") (other than the Adviser, its subsidiaries and affiliates, including investment companies).

          If the Chief Executive Officer intends to serve as a director of a Public Company (or if he serves as a director for a private company that proposes to become public), he shall first notify the boards of directors of the Adviser and of each investment company registered under the 1940 Act for which the Adviser serves as investment adviser. Each Board shall be given an opportunity to ask questions and discuss the Chief Executive Officer's proposed service as a director.

     (b) When the Chief Executive Officer serves on the board of directors of a Public Company, he (trading for his own account) and the Adviser (trading for its own account or on behalf of Clients) are prohibited from trading in the Securities of the Public Company (except during the "Trading Window") for as long as the Chief Executive Officer serves as a director and continuing until the

          Public Company issues a Form 10-K, 10-Q, or otherwise makes a public announcement which discloses any material nonpublic information which the Chief Executive Officer may possess. The Trading Window begins 24 hours after the Public Company issues a Form 10-K, 10-Q, or otherwise makes a public announcement which discloses any material nonpublic information which the Chief Executive Officer may be in possession of and continues for a period of 30 days after publication. If the Public Company has an insider trading policy that is in whole or in part more restrictive than this Code of Ethics, the more restrictive provision shall apply to the Chief Executive Officer or the Adviser.

     (c) The Chief Executive Officer (trading for his own account) and the Adviser (trading for its own account or on behalf of Clients) may trade in the Securities of the Public Company during the "Trading Window" after the Chief Executive Officer notifies the Compliance Department of his intention to trade and the Compliance Department has made a reasonable inquiry to determine that the Chief Executive Officer is not in possession of material inside information.

XI. REVIEW

     (a) The Compliance Officer shall regularly review or supervise the review of the personal securities transactions of Access Persons. The Compliance Officer shall quarterly issue a written report of his or her review to the Review Committee. The review will include:

          (1) Matching all reported personal securities transactions against transactions in the same (or substantially similar) Securities in a Client account within 15 business days before or 5 business days after the date of the Client's transaction;

          (2) A review of all partial fills involving more than one Client to ensure that allocations are made before execution and that partial fills are equitably allocated based upon the Objective Formula; and

          (3) A review of all reported transactions in the Advisor's capital stock to ensure compliance with the blackout period and testing for short-swing profits.

     (b) If the Compliance Officer determines that a violation may have occurred, he or she shall promptly submit the pertinent information about the transaction to the Review Committee, which shall evaluate whether a violation of this Code has occurred and whether the violation was material, taking into account all facts and circumstances. Before determining that a violation has occurred, the Review Committee shall give the person involved an opportunity to supply additional information about the transaction in question. The Review Committee shall consider all relevant factors, including but not limited to:

          (1) whether the investment would have been appropriate for a Client (considerations shall include the Client's investment objectives and restrictions, pattern of investment, whether the Client has sufficient liquid resources at the time, the dollar amount of the offering relative to the dollar amount of the account (an investment may be immaterial to a large Client or result in excessive concentration in a small Client) and, the cost of initial and continuing due diligence and compliance);

          (2) whether or not a Client was harmed or compromised (considerations shall include whether the security was traded on a Liquid Market and the time of the Access Person's (or Adviser's) trade execution relative to the time of the Client's trade execution);

          (3) whether an investment opportunity was available primarily because of investments made by a Client (or the Adviser) or because of a relationship with the Client (or Adviser);

          (4) the relationship which the broker executing the transaction has with the Adviser and the Adviser's Clients (considerations include the dollar volume of transactions which the Adviser directs to the broker);

          (5) whether the investment opportunity was brought to the attention of, and declined by, at least one member of the team of each appropriate Client;

          (6)  whether the transaction was pre-cleared; and

          (7) in the case of the Adviser trading for its own account, whether the person investing for the Adviser's account learned of the investment opportunity independently of work performed by Investment Persons researching investment opportunities for Clients.

XII. SANCTIONS

     (a) If the Review Committee determines that a material violation of this Code has occurred, the Chief Executive Officer shall provide a written report of the Review Committee's determination to the Adviser's Board of Directors for such further action and sanctions as the Board deems appropriate. In the event the violation involves the Chief Executive Officer, the director of the Adviser serving on the Review Committee shall issue the report. The Board may, among other things, censure (orally or in writing), suspend or dismiss the individual. Sanctions also may include the unwinding of personal trades or the suspension of trading privileges.

     (b) Failure to follow pre-clearing procedures may subject the Advisory Person, at the discretion of management, to a penalty of up to $100 per infraction plus any profits on the uncleared transaction.

XIII. EXEMPTIONS FROM THE CODE

The Review Committee may exempt any transaction or class of transactions from this Code if it finds that the exemption is consistent with the intent and purposes of the Investment Advisers Act of 1940 and the 1940 Act. The exemption shall be in writing and signed by each member of the Review Committee. No member of the Review Committee shall participate in any discussion or decision involving a potential exemption from this Code for a transaction in which the member has any direct or indirect beneficial interest.

XIV. MISCELLANEOUS PROVISIONS

     (a) The directors of the Adviser may from time to time amend this Code and adopt interpretations of this Code as they deem appropriate. The Board of Directors/Trustees of any Client which previously has received a copy of this Code immediately shall be provided with a copy of the Code as amended.

     (b) Nothing in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Adviser, its affiliates or subsidiaries. The policies and procedures described in this Code of Ethics supplement, and do not replace, any other policies and procedures adopted by the Adviser or codes of ethics adopted by affiliated investment companies under Rule 17j-1. Every Covered Person must read and retain this Code and should consult the Compliance Officer about any question arising under this Code.

     (c) In adopting Rule 17j-1, the Securities and Exchange Commission specifically noted in Investment Company Act Release No. 11421 that a violation of any provision of a particular Code of Ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of Rule 17j-1. Violations of this Code do not necessarily violate Section 17(j) or Rule 17j-1 thereunder.

     (d) This Code shall not be applied retroactively to events or transactions occurring before a change in the laws or regulations or their interpretation governing the Adviser.

                                                                      APPENDIX A

     For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that an officer, director, employee or consultant has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by an officer, director, employee or consultant for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledgees, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation that he should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by an officer, director, employee or consultant for the benefit of someone else.

     Ordinarily, this term would not include securities held by executors or administrators in estates in which an officer, director, employee or consultant is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

     Securities held in the name of another should be considered as "beneficially" owned by an officer, director, employee or consultant where such person enjoys "benefits substantially equivalent to ownership". The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

     An officer, director, employee or consultant also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an officer, director, employee or consultant may in itself indicate that the officer, director, employee or consultant would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an officer, director, employee or consultant will be treated as being beneficially owned by the officer, director, employee or consultant.

     An officer, director, employee or consultant also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

                                                                      APPENDIX B

SEC. 2(A)

(3) "Affiliated person" of another person means (A) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of such other person; (B) any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (C) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (D) any officer, director, partner, copartner, or employee of such other person;
     (E) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (F) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

                                       -----------------------------------------
                                       ATTACHMENT -- SUBADVISER'S CODE OF ETHICS
                                       MONEY GROWTH INSTITUTE, INC.
                                       -----------------------------------------

                                 CODE OF ETHICS

                          MONEY GROWTH INSTITUTE, INC.

                                   JUNE 2000

A.  INTRODUCTION............................................................ 2
B.  PRIOR CLEARANCE......................................................... 4
C.  PROHIBITED TRANSACTIONS AND ACTIVITIES.................................. 6
D.  EXEMPTED TRANSACTIONS................................................... 7
E.  REPORTING............................................................... 8
F.  REMEDIES............................................................... 11
G.  ASSOCIATE EDUCATION.................................................... 12

APPENDIX A- DEFINITIONS.................................................... 13

ACKNOWLEDGEMENT............................................................ 15

A. INTRODUCTION

     This document constitutes the Code of Ethics ("Code") adopted by Money Growth Institute, Inc. ("Adviser"). This Code contains provisions designed to prevent persons associated with the Adviser from engaging in fraudulent, deceptive or manipulative practices in securities held or to be acquired by the Adviser's clients.

     This  Code  also  contains  the  recordkeeping   requirements  for  certain
personnel of the Adviser pursuant to Rules 204-2(a)(12) and (13) under the Investment Advisers Act of 1940 ("Advisers Act"). Rules 204-2(a)(12) and (13) require an investment adviser to keep accurate and current records of securities transactions in which the Adviser, its officers and directors, and certain employees and other related persons have a beneficial interest.

     The Code governs securities trading by or on behalf of Associates (as defined in Appendix A) with regard to the purchase or sale of a security. While Associates may trade for their own accounts, in many situations, there will be a potential for conflict between such Associates' interests and the interests of the Adviser's clients. As fiduciaries, Associates have an obligation to give precedence to the client in every case and to resolve doubtful cases in the client's favor.

     This Code sets forth a requirement that all Associate trades, unless specifically exempted by this Code, be approved prior to execution; a requirement that all Associates report on a regular basis all covered trades to the Compliance Officer of the Adviser (or such other officer as the Compliance Officer has designated in writing) ("Compliance Officer"); and several specific prohibitions governing Associates' personal trades. All Associates are required to develop a working familiarity with this Code. Each Associate must sign and return to the Compliance Officer the Acknowledgment Form attached to this code, indicating that the Associate has read and understands the Code and agrees to abide by it. Definitions of certain key works and phrases used in the Code are set forth in Appendix A.

     The Code applies to every account in which an Associate or a member of his or her family has any direct or indirect beneficial interest, every account over which any such person may exercise control or influence, and every other account in the name of any such person. Family members include an Associate's spouse, minor children, every other relative or other person resident in the Associate's home, and every other relative to whose support the Associate or any of the foregoing persons contribute. The Code refers to all affected accounts by the term "Associate Accounts," which is more fully described in Appendix A.

     With respect to each Associate Account, each Associate must provide the Compliance Officer in writing the following information in writing: the name and address of the firm at which each Associate Account is maintained; the name of the Associate listed as the owner of the Associate Account; and the Associate Account number. Any changes to this information must be reported promptly in writing to the Compliance Officer. Regardless of where an Associate Account is maintained, each Associate must obtain prior clearance for each trade in the Account and report every such trade to the Compliance Officer, in accordance with Code requirements, unless the type of trade or the type of security involved is specifically exempt under this Code.

     Investment advisers are subject to general fiduciary law. A fiduciary may not profit at the clients' expense and may not compete with the client, unless specifically authorized by the client. A breach of fiduciary duty will be treated as a breach of this Code, whether or not the conduct in question is listed among the Code's specific prohibitions.

     Although Associate accounts generally are not prohibited from purchasing or selling options or selling securities short, an Associate may face restrictions in closing out or covering such positions. This Code, however, does not restrict Associate trading in commodity options and futures, or in commodities themselves.

     Questions    about   the   meaning   of   this   Code's    provisions   and
compliance-related questions should be directed to the Compliance Officer.

B. PRIOR CLEARANCE

     1. No Associate Account may purchase or sell any security including securities issued in a private placement or IPO, except in a transaction exempt pursuant to Section D of this Code, without first obtaining prior clearance from the Compliance Officer pursuant to this Section B.

     2. Prior to execution, every proposed purchase or sale of any security by an Associate Account, unless exempt pursuant to Section D of this Code, shall be submitted to the Compliance Officer for approval, using the form attached hereto.

     3. The Compliance Officer may reject any proposed trade by an Associate Account that:

     (a) involves a security which is being purchased or sold by the Adviser on behalf of any Advisory Account or is being considered for purchase or sale;

     (b)  is prohibited under Section C of this Code;

     (c) breaches either the Associate's or the Adviser's fiduciary duty to any Advisory Account;

     (d) is otherwise inconsistent with applicable law, including the Advisers Act and the Employee Retirement Income Security Act of 1974; or

     (e)  creates an appearance of impropriety.

The compliance Officer may consider whether the trade creates an appearance of impropriety if such trade involves (I) an initial public offering, (ii) a private placement, (iii) short term trading, or (iv) other factors, the Compliance Officer deems relevant. Associates should understand that the reason a trade has been rejected may sometimes be confidential, for example, where the Adviser is in possession of material, non-public information about an issuer.

     4. The Compliance Officer shall record the date and time each request is received. A request by an Associate Account for permission to trade will normally be approved or denied within 24 hours of receipt. A grant of permission normally remains valid until the close of trading on the business day following the day on which it was granted. However, permission to trade may be revoked as a result of subsequent developments, and revocation is effective immediately upon receipt by the Associate of oral or written notice thereof.

     5. Any false statement by an Associate in securing approval for a trade renders the approval null and void. If, after approval is granted and before the trade is executed, the Associate becomes aware that such trade does not comply with this Code or that his or her statements on the request form are no longer true, the Associate must immediately notify the Compliance Officer.

     6. The Compliance Officer shall designate an alternate officer to consider proposed trades by Associate Accounts in his or her absence.

C. PROHIBITED TRANSACTIONS AND ACTIVITIES

     1. Unless a proposed transaction on behalf of an Associate Account is approved pursuant to Section B or a purchase or sale is exempted by Section D:

     (a) TRADING AHEAD OF ADVISORY ACCOUNTS: An Associate Account may not purchase a security if that security or a related security is purchased less than five (5) business days later on behalf of any Advisory Account. An Associate Account may not sell a security if that security or a related security is sold less than five (5) business days later on behalf of any Advisory Account.

     (b) TRADING AGAINST AN ADVISORY ACCOUNT: An Associate Account may not purchase a security if an Advisory Account sells that security or a related security five (5) business days later, or has sold such a security within the past five (5) business days. An Associate Account may not sell a security if an Advisory Account purchases that security or a related security five (5) business days later, or has purchased such a security within the past five (5) business days.

     (c) TRADING AHEAD OF A RECOMMENDATION: An Associate Account may not purchase a security if that security or a related security is recommended by the Advisor or an Associate for purchase in a publication within five (5) business days prior to dissemination of such publication. An Associate Account may not sell a security if that security or a related security is recommended by the Adviser or an Associate for sale less within five (5) business days.

     2. UNDUE INFLUENCE. No Associate shall cause or attempt to cause any Advisory Account to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Associate or any Associate Account. An Associate who participates in any research or an investment decision concerning a particular security must disclose to this or her supervisor or the compliance Officer any personal or beneficial interest that any Associate Account has in that security or a related security, or in the issuer thereof, where such decision could create a material benefit to the Associate or any Associate
Account. The Compliance Officer shall determine whether or not the Associate will be restricted in pursuing the research or recommendation.

D. EXEMPTED TRANSACTIONS

     1. The requirements and prohibitions of Sections B and C.1. of this Code shall not apply to:

     (a) purchases or sales effected in any account over which the Associate has no direct or indirect influence or control;

     (b) purchases or sales that are non-volitional on the part of the Associate;

     (c)  purchases that are part of an automatic dividend reinvestment plan;

     (d) purchases and sales of Exempt Securities, as defined in Appendix A of this Code; and

     (e) purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired in such issue.

     2. This Section D does not exempt Associates from the prohibition on the use of undue influence and the requirement to disclose a personal position in Section C.2.

E. REPORTING

     1. ASSOCIATES. Every Associate shall arrange for the Compliance Officer to receive, in a timely manner, directly from the broker, dealer or bank in question, duplicate copies of each confirmation and monthly account statement for each Associate Account. If an Associate does not arrange such submissions, the Associate shall personally file a written report to the Compliance Officer containing the following information with respect to all transactions in Associate Accounts, within ten (10) days after the close of the calendar quarter in which the transaction in question occurred:

     (a) the date of the transaction, the title, interest rate and maturity (if applicable) and the number of shares, and the principal amount of each security involved;

     (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition of disposition);

     (c)  the  price at which  the  transaction  was  effected;

     (d)  the amount of commission, if any; and

     (e) the name of the broker, dealer or bank with or through whom the transaction was effected.

     (f)  the date this information was submitted to the Compliance officer; and

     (g) the reason why the Associate did not cause the executing broker, dealer or bank to submit the confirmation(s) and monthly account statement(s).

     2. INITIAL HOLDINGS REPORT. Every Associate must complete an Initial Holdings report within 10 days of becoming an Associate. The report must include the name of each security owned and the number of shares and principal amount of each security owned at the time the person becomes an Associate. The report also must disclose the name of any broker, dealer, or bank with whom the Associate maintained an account in which any securities were held for the Associate's direct or indirect benefit at the time the person became an Associate.

     3. ANNUAL HOLDINGS REPORT. Every Associate must complete an Annual Holdings report. The report must include the name of each security owned and the number of shares and principal amount of each security owned as of a date no more than 30 days before the report is submitted. The report also must disclose the name of any broker, dealer, or bank with whom the Associate maintained an account in which any securities were held for the Associate's direct or indirect benefit.

     4. EXEMPTIONS. The following transactions are exempt from the reporting requirements of this Section E:

     (a) transactions in shares of open-end management investment companies not affiliated with the Adviser or any Associate;

     (b)  transactions  in  shares  of  money  market  funds,   whether  or  not
          affiliated with the Adviser or any Associate;

     (c)  transactions in direct obligations of the United States; and

     (d) transactions in accounts over which no Associate has any direct or indirect influence or control.

     5. DISCLAIMER. Any report filed pursuant to this Section E may contain a statement that the report shall is not an admission that the person making such report has any direct or indirect beneficial ownership in the security to which the report relates.

     6. REVIEW AND AVAILABILITY. Information supplied on the reports shall be reviewed for compliance with this Code and other applicable standards of conduct by the Compliance Officer. That information shall be available for inspection by the President of the Adviser ("President") and any party to whom he or she refers any investigation, the Associate's designated supervisor, the Securities and Exchange Commission ("SEC"), and any self-regulatory organization of which the Adviser is a member. The Adviser shall, at its principal place of business, maintain such information for a period of not less than five years from the date such information is reported, the first two years in an easily accessible place. Such information shall include:

     (a) A copy of each such code of ethics which is, or at any time within the past five (5) years has been, in effect. Such copy or copies shall be preserved in an easy accessible place.

     (b) A record of any Ethics Code violation, and action taken as a result of such violation. Such regard shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs.

     (c) A copy of each report made by an Associate shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place.

     (d) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this section, and a list of all persons responsible for reviewing such reports, shall be maintained in an easily accessible place.

     (e) A copy of each report required by section E shall be maintained for at least five (5) years after the fiscal year end in which it was made it was made, the first two years in an easily accessible place.

     (f) A record of any decision to approve the acquisition of a private placement or initial public offering by an investment personnel.

     7. REPORT TO THE FUND'S BOARD. The Compliance Officer will report annually to the fund's Board concerning material issues arising under the Code, existing procedures and any material changes to those procedures, as well as any instances requiring significant remedial action during the past year which related to the Fund. Such report shall be in writing and include any certification required by law.

F. REMEDIES

     1. SANCTIONS. Upon determining that an Associate has committed a violation of this Code, the President may impose such sanctions and take such other actions as he deems appropriate including, among other things, a letter of censure, fine, suspension or termination of the employment of the violator, referral to the SEC or other regulatory authorities for civil action, or referral to the appropriate authorities for criminal action.

     2. REVERSAL OF TRADES. In addition to or in lieu of the above sanctions, the President may require the Associate to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom.

     3. APPEARANCE OF IMPROPRIETY. The President may direct that a trade be reversed if he determines that the trade creates an appearance of impropriety. In such a case, the Associate will forfeit any profit derived from that trade.

     4. FAILURE TO REVERSE TRADE. Failure to abide by a directive to reverse a trade may result in the imposition of the sanctions specified in Section F.1.

G. ASSOCIATE EDUCATION

     To ensure that every Associate understands the Adviser's policies and procedures with respect to this Code, the following shall occur:

     1. INITIAL REVIEW FOR NEW ASSOCIATES. All new Associates will be given a copy of this Code at the time they become employed by the company. The Compliance Officer will review the Code with each Associate at that time. They will be required to read and sign each.

     2. ANNUAL REVIEW WITH INVESTMENT PROFESSIONALS. The Compliance Officer will review this Code at least annually with all research analysts, portfolio managers, traders and other investment professionals.

     3. ANNUAL CERTIFICATION. All Associates may be required by the Adviser to certify compliance with this Code in writing on an annual basis.

                            APPENDIX A - DEFINITIONS

     1. ADVISORY ACCOUNT. With respect to all Associates, the term "Advisory Account" means any account with respect to which the Adviser provides investment advisory services pursuant to a contract, whether or not the Adviser exercises investment discretion over the account.

     2. ASSOCIATE. Any officer or director of the Adviser; any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any employee who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by the Adviser prior to the effective dissemination of such recommendations or of the information concerning such recommendations:
(i) any person in a control relationship to the Adviser, (ii) any affiliated person of such controlling person, and (iii) any affiliated person of such affiliated person.

     3. ASSOCIATE ACCOUNT. The term "Associate Account" means any account held by or in the name of any of the following persons, or in which any such person has any direct or indirect beneficial interest or over which any such person exercises control or influence:

     (a)  an Associate;

     (b)  the Associate's spouse;

     (c)  the Associate's minor children;

     (d)  any relative or other person  resident in the  Associate's  household;
          and

     (e) any other relative (including in-laws) of the Associate to whose support the Associate or any other person named in subsections (a) through (d) contributes, directly or indirectly.

     4. BENEFICIAL OWNERSHIP. A person beneficially owns securities held by the account of any other person if by reason of any contract, understanding, relationship, agreement or other arrangement the first person obtains benefits substantially equivalent to those of ownership or partial ownership. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 ("1934 Act") and the rules and regulations thereunder, except that, for purposes of this Code, the term applies to all securities, and not merely those registered pursuant to Section 12 of the 1934 Act.

     5. CONTROL. The term "control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940 ("1940 Act").

     6. PURCHASE OR SALE OF A SECURITY. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security. "Purchase" of a security includes the sale of a put option on that security, and "sale" of a security includes the purchase of a put option on that security.

     7. SECURITY. The term "security" shall have the same meaning as set forth in Section 202(a)(18) of the Advisers Act.

     8. RELATED SECURITY. One security is related to another if any one or more of the following conditions are met: (a) both securities are issued by the same issuer; (b) the issuer of either security is controlled by or under common control with the issuer of the other; or ownership of either security gives the holder any contractual right with respect to the other (e.g., options and warrants, rights or other convertible securities).

     9. EXEMPT SECURITY. The term "exempt security" shall mean shares of open-end management investment companies not affiliated with the Adviser or any Associates, securities issued by the Government of the United States, bankers' acceptances, repurchase agreements, bank certificates of deposit and commercial paper, other high quality short-term debt instruments and shares of Registered Investment Companies. The term security includes any separate security which is convertible into exchangeable for or which carries a right to purchase a security. In addition, the term "exempt security" shall mean a security which is not eligible for purchase by any client account managed by the Adviser.

     10. CONSIDERED FOR PURCHASE OR SALE. The term "considered for purchase or sale," when used with respect to a security, means that an Associate has made and communicated a recommendation to an Advisory Account or to another person concerning that security; when applied to an Associate, the term also means that he or she is seriously considering making or recommending such a purchase or sale.

                         ASSOCIATE ACKNOWLEDGEMENT FORM

     I hereby acknowledge that I have received, read and understand the Code of Ethics of Money Growth Institute, Inc. and confirm that I agree to abide by it.

Associate Name (Please print):
                                   -----------------------------------

Signature:                                        Date:
           -----------------------------------          --------------

Comments:




NOTE: The original signature form must be forwarded to:

                    Steven Fishman, Chief Compliance Officer
                          Money Growth Institute, Inc.

                                       -----------------------------------------
                                       ATTACHMENT -- SUBADVISER'S CODE OF ETHICS
                                       REGENT FUND MANAGEMENT LTD.
                                       -----------------------------------------

                  REGENT EUROPE ASSET MANAGEMENT (IOM) LIMITED

                                COMPLIANCE MANUAL
--------------------------------------------------------------------------------

FOREWORD

Regent Europe Asset Management Limited (REAM) is licensed to conduct investment business in the Isle of Man under the Investment Business Act 1991 (the Act) by the Isle of Man Government Financial Supervision Commission (the FSC). We are obliged to maintain compliance procedures in writing with a view to ensuring that officers and staff are aware of and are able to comply with their obligations under this Act and to ensure that suitable records are maintained regarding the conduct of the Firm's business and it's compliance with the Act. The Firm has undertaken to the FSC to achieve compliance by applying the Rules of the Investment Management Regulatory Organisation (IMRO) (in so far as they are applicable) and/or the FSC Regulatory Codes to all business it transacts with the proviso that if there is any clash between the IMRO Rules and the FSC Regulatory Codes then the latter shall prevail. This Manual is intended to satisfy this obligation by establishing written Compliance Procedures and a "Compliance Culture" whereby all staff are aware of the requirements of the FSC and how they relate to their own particular role. The manual does not purport to be comprehensive in that it does not reproduce the precise wordings found in the IMRO Rules or the Financial Supervision Commission Regulatory Codes, nor is it intended to be a substitute for them. It highlights merely certain aspects of compliance to which members of staff should have regard in conducting investment business for REAM in the regulatory environment in which we operate.

THE FIRST AIM OF EVERY REAM EMPLOYEE IS TO ENSURE THAT WE CARRY ON OUR BUSINESS WITH DUE DILIGENCE AND SKILL, CARE AND ATTENTION. (CONDUCT OF BUSINESS REGULATORY CODE 1.2)

THERE IS NO EXCUSE FOR ANY EMPLOYEE NOT BEING FAMILIAR WITH THESE REQUIREMENTS. MAKE SURE YOU HAVE READ THIS MANUAL IN FULL. YOU WILL BE ASKED TO SIGN A LETTER TO THAT EFFECT. IF YOU HAVE ANY SPECIFIC QUERIES, REFER THEM TO THE COMPLIANCE OFFICER.

This manual is being distributed to all employees of REAM and will be further revised and updated from time to time. Employees have signed the undertaking as described in (Appendix VI).


JOHN W HEMMANT
COMPLIANCE OFFICER

NEW BUSINESS

REAM is a specialised firm which does not conduct business with private clients (as defined by the IMRO Rules). We conduct business solely with Non-Private Customers, that is to say companies, trusts over a certain size, investment funds and other organisations that carry on investment business in a professional capacity.

REAM will  take all  steps to  ensure  the  client  (fund)  is  informed  of the
investments   undertaken   on  its  behalf  and  that  there  is  no  misleading
misrepresentation (Conduct of Business Regulatory Code 2.3).

No employee of REAM is permitted to approach a prospective client on behalf of REAM or to solicit new business for the firm in any way. Nor is any employee authorised to issue any advertisement or solicitation for business on behalf of REAM. Any approach to a new client will be made by Regent Pacific Corporate Finance (RPCF) or by an employee acting on their specific instructions or those of a Board Director.

All REAM's affairs are private to REAM. None of them should be discussed with anyone outside the firm. Employees should not comment to the press or other outsiders as to REAM's business or its opinions. All contact with the press should be referred to the Chief Financial Officer and will be handled by him.

In the event that any advertisement or public announcement has to be made on behalf of REAM it must be approved by the Compliance Officer who has been designated to carry out this function and to ensure that the detailed requirements of the Financial Supervision Commission (Advertising) Regulatory Code have been complied with.

REAM is only permitted to market to an entity which holds an investment business licence as granted under Section 3 of the Investment Business Act (IBA) 91-93 or such other class of `permitted person' pursuant to Section 5 of the IBA or to persons whose ordinary business is involved in the acquisition and disposal of property of the same kind as the property or a substantial part of the property to which the scheme relates. (the word property is undefined although it has been defined by an officer of the Commission to mean "assets".)

CLIENTS' MONEY

REAM will not accept client money or assets belonging to clients. If anyone with whom REAM has business dealings sends money or any other asset to us, it should be returned with an explanation that REAM is not authorised to accept client's money. Any such incident should be referred immediately to the Compliance Officer, or in his absence the Group Compliance Officer.

CONFLICT OF INTERESTS

Where the Company has a material interest, not previously disclosed, in a transaction to be effected for a client, or a relationship which gives rise to a conflict of interest in relation to such a transaction, the fund manager must not knowingly advise on or deal in the exercise of discretion, in relation to that transaction unless reasonable steps have been taken to ensure that such conflict situation is disclosed to the client and that the client is treated fairly. Where a fund manager becomes aware of any material interest which conflicts with his duty to the client he should notify the Compliance Officer. REAM must at no time place its interests above those of its client's (Conduct of Business Regulatory Code 2.14).

COMPLAINTS

We are required to have a formal Internal Complaints Procedure and to maintain records of all complaints received, our reply and any further correspondence, the manner in which they are resolved and any remedial action taken. The procedure is as follows:

1. Whenever a complaint is received from a client ("the Complainant") a note of it, if it was received verbally, or the original of it if it was received in writing, must be given to the Compliance Officer without delay.

2. The Compliance Officer will deal with the complaint thereafter. All complaints will be treated as significant.

3. All complaints and evidence of subsequent action will be kept in the Complaints File which will remain available on site for inspection by the regulator at all times (6 years).

4. Where REAM has given a written explanation to the Complainant in relation to a complaint, and the Complainant has given no indication that he is not satisfied, REAM shall be entitled, after the expiry of four weeks from the date of despatch of the response to treat the complaint as settled and resolved on the terms of that reply, provided that the reply notified the Complainant that the complaint will be treated in this way.

5. The Compliance Officer and the Chief Investment Officer, and in their absence a Regent Europe Limited Limited director, will consider what action should be taken to prevent recurrence of any situation, which has given rise to a complaint, and implement revised procedures accordingly. Records of such remedial action should be retained in the Complaints File.

6. This procedure is subject to the normal internal audit checks to ensure that it is adhered to (Conduct of Business Regulatory Code 6.8).

CONDUCT OF BUSINESS

REAM is bound by the Isle of Man Government Financial Supervision Commission (Conduct of Business) Regulatory Code which can be found in Appendix C4 of the Regulatory Guide for Investment Business. It is important therefore that staff know and fully understand those sections that apply to our business. All employees should ensure that they are familiar with this section and should ask the Compliance Officer, or in his absence the Group Compliance Officer for clarification if anything is not clear. Employees should also be fully cognisant with the concepts of Fair Allocation and Best Execution as described in Codes
2.11 and 3.3 and should consider themselves bound by these principles in their dealings with and on behalf of clients.

REAM employees should observe a higher standard of care than that required by the Regulatory Codes in their dealings on behalf of clients in undeveloped markets. The nature of these markets makes it imperative that we use particular diligence in choosing and dealing with intermediaries.

MONEY LAUNDERING

The officers and employees of REAM will be diligent in ensuring that the source of client's funds is known and that we comply in full with the Money Laundering Regulations.

Since 1996 it has been an offence on the Isle of Man to fail to disclose knowledge or suspicion of drug money laundering to a Constable. As of 1st July 1998 the Criminal Justice (Money Laundering Offences) Act 1998 extended this.

The offence of failing to disclose is now extended to terrorism. The 1998 Act is aimed solely at identifying the laundering of criminal proceeds. The 1998 Act does not make it an offence to fail to disclose on "all crimes" but does make it an offence to assist another to Retain the Benefit of Criminal Conduct. Defences to money laundering offences are provided when a disclosure is made.

The REAM Money Laundering Reporting Officer (MLRO) is the Compliance Officer: in his absence the Chief Financial Officer. If you have suspicions of money laundering as a result of drug trafficking, terrorism or criminal conduct the Financial Disclosure form (Appendix 1) should be completed and submitted to the MLRO.

INVESTIGATIONS OF POTENTIAL CLIENTS

Before we take on any new client, it is essential that we carry out an investigation in depth of the client, its location and its connections, including sponsors, managers and administrators. The results of those investigations are recorded. These records are permanently retained, currently carried out by Regent pacific Corporate Finance

If at any time a staff member has reason to believe that a client is being used for or is involved in Money Laundering activities, the procedures outlined below should be followed closely.

ACTION TO BE TAKEN ON SUSPICION OF MONEY-LAUNDERING

o Under no circumstances should the fact that you suspect money laundering be conveyed to the other party; this could be construed as giving assistance to the suspect - in itself a criminal offence

o    Complete the conversation in a normal and friendly way.

If you are suspicious, report your suspicions immediately to the MLRO and follow the instructions of that person with respect to any further contacts with the suspect. The MLRO will then decide whether to make a report to the Isle of Man Constabulary. He will be responsible for all further action.

SOFT COMMISSION

Soft commission is a term used to define an arrangement between a trader and a broking firm whereby the broker agrees to rebate some of his broking fee (commission) to the trader. This rebate can only be used to pay invoices for goods and services that are to the benefit of the investment process. The possible uses of this facility are to pay for computer hardware or software, investment services such as research, payment for the use of Reuters and Bloomberg screens and magazine subscriptions etc. These are the only items for which we will use our soft commission arrangements.

All soft commission arrangements are covered by an agreement between us and the broker concerned. The broker must send to us a statement detailing the amounts charged, rebated and spent on our behalf. We will, in turn, provide each client with a periodic statement which details these same amounts used by us.

Any client is completely free to question any of the items on these statements and can ask for a more detailed breakdown and explanation if they wish.

'Soft Commission' arrangements will be reviewed annually by the Board and a statement about them, the company's policy towards them and what percentage soft commissions bear to overall commissions will be sent to each client.

The Regent Group utilises a trust to receive soft commission payment and from which all payments for relevant services can be made. Therefore any invoices for relevant softed services should be forwarded to Hong Kong care of Daniel Chan. Any brokerage with whom it is wished to develop a soft dollar arrangement should be referred to the Compliance Officer so that a suitable soft dollar agreement can be entered into. Once soft dollar statements are being produced by the broker these must be sent to Daniel Chan for reconciliation.

COUNTERPARTY RISK

When REAM is placing orders on behalf of a client it is important that we are aware of the financial standing and integrity of the broker or counterparty through whom we are transacting the business. This is particularly important for us in view of the undeveloped nature of many of the markets we operate in. We will, unless our agreement with the client directs otherwise, enter into transactions with counterparties in such cases as may be usual for the market or size of transaction concerned, notwithstanding that the compensation arrangements available in the event of default of such counterparty may be less favourable than those obtained in other markets or for other sizes of transactions, or that there may be no such arrangements. If we are obliged to provide "Best Execution" for a client, however, the compensation arrangement may need to be taken into account when selecting counterparties or markets and in making such choices we must in any event ensure that we employ all reasonable care and skill.

It is one of our main responsibilities to minimise the risk for clients. The nature of the markets we deal in imposes a higher degree of risk than is the case in developed markets. It is most important therefore that all employees who are in contact with brokers, dealers, banks and other agents with whom REAM may deal use particular care in choosing counterparties with a view to minimising our clients' risk. There is no insurance cover available for risks of this nature and in line with the practice of other investment managers we do not accept the risk of counterparty default. In certain circumstances, however, and where the client requests us to take such action, we would pursue appropriate legal remedies on behalf of the client.

Your attention is drawn to the Procedures Manual that details new counterparty account opening procedures.

(Conduct of Business Code 3.2) Traders of REAM should ensure they act promptly in accordance with instructions. If discretion has been given as to timing, this should be used in an alert and sensible way.

CUSTODY

REAM will not accept or hold Client Assets. If any Customer Assets are received it will be immediately returned to the Client and the incident referred to the Compliance Officer.

It is not the Company's policy to provide, appoint or recommend custodial services for its clients. Custodians are chosen by the clients and named in the client customer agreement. The Custodian or its designate holds all client assets. REAM must ensure that all such Custodians are Eligible Custodians as defined in the FSC (Clients' Investments) Regulatory Code.

ADVERTISING

Any marketing of an unrecognised collective investment scheme by an REAM employee should adhere to the following:

Such schemes should only be marketed by an "authorised person".

An authorised person is defined as:-

1. Holding an investment business licence as granted under Section 3 of the Investment Business Act 91-93.

2. Is a permitted person as described in Section 3 of the Investment Business Act 91-93.

REAM is also permitted to market entities whose ordinary business is involved in the acquisition and disposal of property of the same kind as the property or substantial part of the property, to which the scheme relates (Property is defined by the Commission as assets).

Any advertisement permitted to those above should adhere to the following as defined in the Financial Supervision Commission (Advertising) Regulatory Code General Requirements 2.1. Core details are pre'cised below:-

If you state the performance, the basis on which the performance is measured should be stated;

There should be the warning that past performance is not necessary a guide to future performance, any past performance quoted should be relevant to the investment offered;

Do not refer to any tax benefits;

Do not compare with others unless you can clearly state the basis of the comparison;

REAM must be identified and our address and contact point made available;

There should be a fair indication of risk and liquidity as well as information relating to how to obtain a terms and conditions.

There should be a statement that the investment can go down as well as up;

If a rate of return is quoted the advert should specify how this is calculated;

Any  advertisement  issued by REAM for an  investment  governed  by  advertising
regulations  of  another   jurisdiction  shall  state  it  complied  with  these
Regulations;

Any advertisement issued by REAM for an investment subject to regulation of another jurisdiction shall state under which law it is regulated and the name of the regulator.

Any advertisement inviting direct investment into future, options and contacts for differences shall contain a risk warning as follows "The risks of loss from investing in commodity and financial futures, foreign exchange contracts, securities and index contracts and options can be substantial."

CUSTOMER AGREEMENTS

It is a requirement of the FSC that a written agreement which sets out the basis on which the Firm's services are provided should be entered into for each client. Before we commence business with any client we must ensure that such an agreement has been provided and that it incorporates the FSC requirements.

The clients of REAM are the funds, not the underlying investors of the funds. The funds should be deemed expert in their field. They are non-private clients fully conversant with the risks involved. The services provided are an investment advisory service and settlement provision.

REAM either acts as the investment manager or sub-investment manager to our client funds.

It is the investment management agreements and prospectuses which include FSC requirements concerning the provision of information relating to the service provided to the Fund whether between RFM (Cayman) or REAM and the Fund with the sub-investment management agreements between RFM (Cayman) and REAM when necessary.

REAM does not undertake business for clients. All clients of REAM are the funds which use the investment advisory service and settlement provision.

SPECIAL CONDITIONS RELATING TO USGI FUND

We are not allowed to trade Futures and other derivatives at present for this fund. The Fund is not allowed to use an affiliated broker acting as principal, therefore, we must not deal through RES. No own account or Personal Account trades will be allowed for any stocks held in the USGI Fund.

DISCLOSURE OF DEALINGS AND HOLDINGS

We are obliged to announce or notify the respective company where REAM's clients own substantial holdings in UK companies. Such requirements are triggered when funds under the investment managers control hold more than 3% of the UK security and when a percentile point is passed thereafter. When holding is reduced again notification is required when passing through percentile points down to 3% or where a number of funds in aggregate hold more than 10%. In addition to adherence to the UK companies obligation to report to the stock exchange when a holding rises above 15% in adherence with Take-over and Merger legislation. If you are in any doubt, consult the Compliance Officer. (Please notify Compliance Officer if getting close to these figures).

TRAINING AND SUPERVISION

Anyone involved with the giving of orders to stockbrokers or other agents must be Threshold Competent and should familiarise themselves completely with the Isle of Man Financial Supervision Commission (Conduct of Business) Code.

We are required to establish procedures to ensure adequate supervision of staff who should not be allowed or required to get out of their depth in terms of their experience and competence. A log is maintained for each member of staff recording their training, experience and qualifications and the categories of transactions which they are competent to conduct. In order to achieve this a record of relevant qualifications of all staff is kept by the compliance officer. The compliance officer meets with all staff individually on an annual basis to determine learning needs and ensure continuous professional development

REPORTING AND RECORDS

Finance Department staff must familiarise themselves with the requirements of the FSC (Financial Resources and Reporting) Regulatory Code (Appendix C1) and should establish suitable reporting and record keeping procedures in order to ensure compliance. These records will be inspected periodically by the Compliance Officer and must be retained for at least 6 years from the end of the period concerned. The crux of this procedure is to maintain management accounts.

All trading and dealing records, valuations, reconciliations, correspondence and compliance records will be suitably filed and retained for at least 6 years.

INDUCEMENTS FSC (CONDUCT OF BUSINESS) REGULATORY CODE 2.5

The making or receiving of gifts or entertainment to or from any party the size or importance of which could be held to be an inducement or to influence our or the other party's judgement in the placing of business or the taking on of clients is prohibited.

This does not affect the giving or receiving of entertainment in the normal course of conducting business provided it is of a reasonable nature (below (pound)100).

If you have any doubts about the propriety of giving or receiving a particular gift or entertainment you should consult the Compliance Officer. A gift register is maintained recording where this process has been undertaken.

As a general rule we should be modest in our entertaining and not give or receive gifts except for souvenirs of small value.

NOTIFICATION TO THE FINANCIAL SUPERVISION COMMISSION

We are required to report certain events to the FSC as detailed in FSC (General Requirements) Regulatory Code 7 & 8 and in certain circumstances we must obtain their consent (see Code 9).

THESE REQUIREMENTS MUST BE OBSERVED AND SUITABLE RECORDS MAINTAINED.

INSIDER DEALING

Isle of Man legislation is the Company Securities (Insider Dealing) Act 1987.

The relevant details are:-

Regulation of Insider Dealing

(a) An individual who has at any time in the preceding 6 months has been knowingly connected with a company shall not himself deal on a recognised stock exchange in securities of that company if he knows that the information is unpublished price sensitive information in relation to those securities;

(b) An individual cannot deal on a recognised stock exchange in securities of any other company if he knows that the information is unpublished price sensitive information in relation to those securities.

     Successful conviction for contraventions will give a maximum of seven years or a fine or both.

The specific UK Legislation is as stated below.

The Criminal Justice Act 1993 - Part V Insider Dealing. The following extract may facilitate interpretation and describes the Insider Dealing Legislation objective:-

".....to  protect  corporate  confidences  and  prevent  insiders  privy to such confidences from benefiting on an unfair advantage when they deal in the market.

When an individual does deal in these circumstances they abuse their position and confidences imposed on them which in turn undermines the integrity of the market.

UK Insider dealing Regulations as expounded in Part V of the Criminal Justice Act 1993 sets out useful guidelines for staff:-

Under the Act, there are three criminal offences:

o    DEALING by an insider;

o    ENCOURAGEMENT of a third party to deal on the basis of inside  information;
     and

o DISCLOSURE of information to a third party otherwise than in the proper performance of one's employment.

WHO IS AN INSIDER?
An insider is someone who does not have to be connected with the issuer of the securities but knowingly has information from an inside source, i.e.:

o through being a Director, employee or shareholder of an issuer of the securities;

o through having access to the information by virtue of his employment, office or profession; or

o    where the direct or indirect source of the information is one of the above.

INSIDE INFORMATION IS INFORMATION WHICH -

o    relates to particular securities;

o    is specific or precise;

o    has not been made public; and

o if made public, would be likely to have a significant effect of the price of any securities.

The above also applies to a person who "dishonestly conceals any material fact".

The "insider" deals in securities that are price affected in relation to the information, with expectations to make profit. The penalty for breach is 6 months imprisonment or a fine.

THE WHOLE QUESTION OF INSIDER DEALING IS A COMPLEX ONE. MUCH OF THE LAW HAS YET TO BE TESTED AND INTERPRETED IN COURT. REAM EMPLOYEES SHOULD COMPLY WITH BOTH THE SPIRIT AND LETTER OF THE LAW. WHERE THERE ARE UNCERTAINTIES THEY SHOULD SEEK ADVICE FROM THE COMPLIANCE OFFICER BEFORE CONTEMPLATING A TRANSACTION ABOUT WHICH THEY HAVE ANY DOUBT.

FOREIGN MARKETS

The majority of REAM's business will be executed in foreign markets. Employees should be familiar not only with the relevant UK law alluded to above but also with the dealing regulations and practice of any market in which REAM is active. REAM will conduct itself in accordance with these rules.

There is a paucity of published information in many undeveloped markets. That and their illiquidity can make them more prone to manipulation than developed markets.

This makes it particularly important that all REAM's investment recommendations and decisions are founded on diligent research. It is important that any employee acting in an analytical capacity maintains full records of the research leading up to a decision or recommendation. It is on that research alone that our judgements can be based.

NOTE PAPER AND BUSINESS CARDS

All business letters, business cards, advertisements and any other publication or stationary where the company's name appears must indicate clearly that the company is "Licensed to conduct investment business by the Isle of Man Government Financial Supervision Commission".

PERSONAL DEALING

The Group has traditionally allowed employees to deal on their own account on the basis that employees would not abuse this freedom and would not deal to the disadvantage of the Group's clients. Employees are reminded that their principal responsibility is to attend to the Group's business and that their personal business must, without exception, be subordinated to the interests of clients.

All personnel shall file with the Compliance Officer an itemised disclosure of all personal securities holding upon commencement of employment and annually thereafter. This is reviewed on an annual basis by the Compliance Officer approaching the broker of each member of staff in order to compare records and reconcile. The Compliance Officer holds the details of any personal account dealing on file. These details include the name of each security owned the number of shares, the principle amount of each security owned and the name of the broker, dealer with whom the staff member holds the account.

All personnel file with the Compliance Officer a personal account dealing form prior to the personal securities transactions in order that such a transaction is authorised. The personal account dealing forms detail the name of each security owned, the number of shares, the principle amount of each security owned and the name of the broker, dealer with whom the staff member holds an account. A copy confirm of the trade is submitted to the Compliance Function and this is matched with the personal account dealing form. A monthly report summarising all personal account dealing through a given month is submitted to the Group directors.

The Compliance Officer reviews all personal account dealing as each personal account dealing form is submitted to him, the results of such reviews are summarised in the monthly report submitted to Group directors. An annual review reconciling personal account dealing undertaken with the stockbroker records of the staff member is undertaken. The Compliance Officer compiles a report at least annually for the board and is present at the respective board meeting to discuss and action any material issues.

Set out below in greater detail are REAM's rules concerning the personal account dealings of staff. Please read them carefully and bear in mind that they apply not only to your own dealings but includes dealings by employees on behalf of closely connected persons such as:-

the employee's spouse, persons cohabiting with the employee as a spouse and, if under the age of 18, any child, stepchild and adopted child of either party;

o any company in which the employee and/or any closely connected person is interested directly or indirectly, in 20% or more of the equity capital;

o any trustee of a trust of which the employee and/or any closely connected persons is a settler or is aware that he/she and/or any closely connected person is a beneficiary, whether the interest is vested, contingent or discretionary;

o any other person if he is reliant upon the employee or if the employee has influence over the person's judgement in investment matters.

All personal investment dealings may be made through any intermediary but only after approval has been given by the Compliance Officer or in his absence, the Group Compliance Officer or the Chief Investment Officer. Permission to Deal Forms are available from the Compliance Officer. One of these must be completed and signed by the Compliance Officer or the Group Compliance Officer or the Chief Investment Officer before a transaction can be entered. This approval must be time stamped prior to the order and execution. Approval is valid for 5 business days including the day in which the approval is sought.

Transactions for the personal accounts of any Authorised Signatory will require the approval of another Authorised Signatory.

Employees will only in exceptional circumstances be given authority to enter into transactions in respect of securities that are also held, or being considered for purchase or sale, by any of the Funds. In the event that authorisation is given, Employees may not buy or sell investments ahead of any transactions to be carried out in respect of any of the Funds. Clear time separation (at least one business day) will be required between transactions in respect of securities for any of the Funds and for an employee's personal account, the period will depend on the nature of the security and may be up to one week after the Fund's transaction. Under exceptional circumstances this rule may be waived by the Group or the Local Compliance Officer.

There is a minimum holding period of one calendar month for all transactions. Where an employee purchases a security that is held by any Fund the employee must hold the security for at least 3 months unless the Funds have already sold. Exceptions to these rules may be allowed where either the security itself has a shorter lifespan, or where it can be demonstrated that a transaction by either the Funds or the employee would have no material market impact, this applies in the case of index or currency derivatives. Under all circumstances, the overriding principle is that the Fund must come first and complete separation must exist between Fund and employee dealing. The Group or Local Compliance Officer must approve Early disposal.

No employee may undertake or communicate orders on behalf of employees of other financial services companies. No employee may deal as principal with the Funds or the Company. Intra-day dealing is not permitted. Short-selling of securities recommended by the Company for the funds' purchase is prohibited.

When instructing another registered broker to buy or sell Investments for their account, employees must inform that firm that the Company employs them.

Personal account transactions must be capable of being settled by the employee, must not interfere with the performance of the employee's duties and must not place at risk the reputation of the Company. If an Authorised Signatory is of the opinion that any of the above situations is imminent, he may, without explanation, require the employee to reduce the number of transactions.

It is of paramount importance that no one shall deal ahead of, or adversely affect the position of the company's clients. Their interests must always take priority.

Dealings of a short term or speculative nature are discouraged.

Staff may deal in options, both traditional and traded, provided they have received permission to deal in such instruments and have signed the necessary risk disclosure statement. In no circumstances may options be written or money taken for uncovered positions.

You are reminded that you must inform the intermediary that you are an employee of REAM Ltd and must not request or accept any credit or special dealing facilities.

You must arrange for the Compliance Officer to receive a copy of the contract note.

Any dealings in Group Funds or stocks held by Group Funds require additional approval by the Group Compliance Officer or in her absence a Main Board Director prior to giving an order. Permission will not be given to trade in any stocks held by the USGI Fund.

Any dealings in Regent Europe stock must be approved by the Group Compliance Officer or Chief Executive prior to placing an order (Permission to deal forms are available from the Compliance Department) Appendix II, see also Appendix
III. A copy of the completed Permission to Deal Form must be given to the Compliance Officer who must also be given a copy of the contract note.

Those members of staff who undertake personal account dealing must complete an authorisation form (see Appendix VII) permitting the stockbroker to send copy confirms to the Compliance Officer and the Compliance Officer to reconcile records with those held by the employees stockbroker.

REAM has elected to impose these rules and procedures and your compliance with them forms part of your obligation to comply. Strict observance of company investment policies and meticulous compliance with the security regulations are conditions of employment, any breach of which will render employees to summary dismissal. An understanding to this effect is part of your employment contract.

More comprehensive detail concerning Personal Account Dealing is included below.

EXEMPTIONS RELATING TO CERTAIN PERSONAL ACCOUNT TRANSACTIONS

1. Dealings in unit trusts/mutual funds not managed by the Group provided that such schemes are not held by any of the Group's clients.

2.   Life insurance policies.

3. An employee may have his assets managed on a fully discretionary basis by a fund management company provided that in relation to any transaction undertaken for the account, the employee does not give instructions to effect (or advise on) the particular transactions (i.e. the account must be managed entirely at that firm's discretion). See Clause 6.24 below.

4. Transactions in spot and forward foreign exchange transactions. For the avoidance of doubt, currency futures and options are not exempt.

5. Taking up of scrip dividend in lieu of cash or the receipt of scrip/bonus shares.

INDEPENDENCE OF TRANSACTIONS

No transaction for an employee's personal account may be aggregated with that for any of the Funds.

USE OF COMPANY FUNDS

Under no circumstances may the Company's funds be used to finance a transaction by an employee for his own account.

NATURE OF PERSONAL ACCOUNT TRANSACTIONS

No employee may engage in transactions on a business basis except as part of his duties as an employee of the Company, that is, all transactions shall be private in nature.

The restrictions also cover employees who are:

o dealing in their capacity as a personal representative of an estate or as a trustee of a trust in which a significant interest is held by the employee or an associate of the employee or any company or partnership controlled by them or by their associate;

o otherwise dealing in their capacity as a personal representative or a trustee, unless they are relying entirely on the advice of another person from whom it is appropriate to seek advice in the circumstances; or

o dealing for the account of another person unless they do so in the course of their employment.

The term "associate" used herein means, in relation to an employee, any other person whose business or domestic relationship might reasonably give rise to a community of interest between them which may involve a conflict of interest in dealings with third parties.

Employees must take all reasonable steps within their power to ensure that their associates and closely connected persons comply with these rules as if references herein to employees included a reference to such associates and closely connected persons.

It should be noted that the above restrictions extend to making any formal or informal offer to buy or sell, taking up rights on a rights issue and exercising conversion or subscription rights, and exercising an option.

Employees shall be prohibited to use their position to gain access to initial public offers which are generally only available to institutional investors including clients of the Company and its fellow subsidiaries.

These restrictions also extend to buying or selling an investment under any offer, including a take-over or tender offer, which is made to the public or all (or substantially all) the holders of the investment concerned.

The Code for Securities Transactions by Directors and Employees of the Regent Europe Limited Limited ("RE") is attached as (Appendix VIII). Any employee's dealing in RE shares shall be deemed a personal account transaction and therefore be subject to restriction contained herein, where appropriate.

Subject to the provisions of the Code, assets of any employee managed on a fully discretionary basis by a fund management company or a broker are not subject to these restrictions provided that in relation to any transaction undertaken for the account, the employee does not give instructions to effect (or advise on) the particular transaction (i.e. the account must be managed entirely at that firm's discretion). Any employee having such a discretionary account shall inform the Compliance Officer.

The employee shall ensure that a  confirmation  in the form set out in (Appendix
IX) is sent to the Local Compliance Officer for record purposes.

SERVICE AS A DIRECTOR

No employee shall serve on the Board of Directors of a publicly-traded company (other than the Group, its subsidiaries and affiliates, including investment companies advised by the Group) without prior written approval by any Executive Director, based upon a determination that the board service would be consistent with the interests of Clients and that adequate procedures exist to ensure isolation from those making investment decisions. If an employee serves as a director of a private company which proposes to become publicly traded, the employee must seek written approval from any Executive Director, to continue to serve as a director, or resign based upon a determination that the board service would be consistent with the interests of Clients and that adequate procedures exist to ensure isolation from those making investment decisions.

DISCLOSURE OF HOLDINGS

All Investment Personnel shall file with the Compliance Officer an itemised disclosure of all personal securities holdings upon commencement of employment and thereafter on an annual review. A personal security holding may be omitted from disclosure if the security holding has a current market value of less than $1,000 and the total of all such omitted holdings total less than or equal to $10,000.

MONITORING

The Compliance Officer shall review or supervise the review of the personal securities transactions reported to him on a quarterly basis. The Compliance officer shall issue a written report of his review to the Group Compliance Officer who shall in turn report to the Board.

CERTIFICATIONS

All Investment Personnel shall annually certify that they have read and understand the rules on Personal Account Transactions.

All Investment Personnel shall annually certify that they have complied with the requirements of these rules and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Chapter.

SECURITY

VISITORS

You are responsible for your visitors. Under no circumstances should visitors be allowed to be in REAM's office unattended. All visitors are expected to sign in and out.

UNAUTHORISED PERSONNEL

If you see any person unknown to you in the office, you should ask them why they are there and who they have come to see. If you are in any way suspicious of them, you should tell them to wait in the conference room and seek assistance.

PERSONAL PROPERTY

You are responsible for your own personal property and must safeguard it by keeping it in a secure place. The company cannot accept responsibility for any loss or damage; this should be covered by your own personal insurance arrangements.

If you lose or find any property on the premises, or if you believe any property to have been stolen, you should report the fact to the Compliance Officer.

ACCESS TO COMPUTER SYSTEMS

Strict precautions are necessary to protect the integrity of the company's computer systems and the information stored. Employees are therefore required to observe strictly any instructions and procedures relating to access to computer systems which may be issued to them. An employee who has been allocated a password which permits access to any of these systems must not divulge that password to another employee nor should an employee use another employee's password.

CONFIDENTIAL PAPERS

Always lock away confidential papers at night and take appropriate security precautions when leaving your desk unattended during the day.

COMPANY PROPERTY

You are responsible for any Company equipment or documents issued to you whilst in the Company's employment. Confidential documents or company files must not normally be taken from the premises without approval.

Upon leaving the Company's employment, you must return any documents, equipment and keys that have been issued to you. Any work relating to REAM's business done by you while employed at REAM remains the property of REAM whether stored on paper or electronically. This cannot be removed or used without written permission.

CONFIDENTIALITY OF THE COMPANY'S BUSINESS

NEVER DISCUSS THE BUSINESS OF THE COMPANY OR ITS CLIENTS WITH ANYONE OUTSIDE THE COMPANY EXCEPT WHERE IT IS NECESSARY FOR YOU TO DO SO AS PART OF YOUR DUTIES.

You will be expected to honour this obligation even after you have left the employment of the Company.

If you have any doubts as to whether you have authority to disclose or discuss a particular piece of information, you should consult the Compliance Officer.

                                   APPENDIX 1

                  ISLE OF MAN CONSTABULARY FINANCIAL DISCLOSURE

================================================================================

Disclosure Type:      Criminal Justice Act 1990, as amended    [ ] (ALL CRIMES)

                      Prevention of Terrorism Act 1990         [ ] (TERRORISM)

                      Drug Trafficking Act 1996                [ ] (DRUGS)

================================================================================

DISCLOSING PARTY

Name of your Institution    :
                                   ---------------------------------------------
Town or Branch              :
                                   ---------------------------------------------
Sort Code                   :
                                   ---------------------------------------------
Your Reference number       :
                                   ---------------------------------------------

================================================================================

SUBJECT(S) OF DISCLOSURE

Surname or Business Name     :     (1)                         (2)
                                   ---------------------- ----------------------


Forenames (if applicable)    :
                                   ---------------------- ----------------------



                                   ---------------------- ----------------------


Date and place of birth      :
                                   ---------------------- ----------------------


Full address and postcode    :
                                   ---------------------- ----------------------


Other known/available              ---------------------------------------------
information (e.g.
directors, beneficial
owners,etc)

Have you made a previous
disclosure in regard to the
above?                                            YES [ ]          NO { }

================================================================================

         PLEASE GIVE FULL INFORMATION ON ALL CATEGORIES WHERE POSSIBLE

                              REASONS FOR SUSPICION

Note: If you are making a disclosure under the Criminal Justice Act 1990 as amended (all crimes money laundering) please include in this section the type of crime you believe the funds/property to be derived from.

[Graphic: Space to describe disclosure]

COMPLETED FORMS SHOULD BE FORWARDED TO THE OFFICER IN CHARGE, ISLE OF MAN CONSTABULARY FRAUD SQUAD, POLICE HEADQUARTERS, DOUGLAS, ISLE OF MAN, IM2 4RG

                                   APPENDIX II

                        REQUEST FOR DEALING IN SHARES OF
                          REGENT EUROPE LIMITED LIMITED
        (FOR SPOUSES AND INFANT CHILDREN OF EMPLOYEES AND DIRECTORS ONLY)


To:           The Chairman / The Group Compliance Officer

Date:

From:

Dear

On behalf of my spouse * / my infant child *, I would like to request for consent to sell */ purchase* [__________] shares of Regent Europe Limited Limited on [date] at the prevailing market price when the order is placed with the broker. If an order with a price limit is placed with the broker, the minimum * / maximum* price will be approximately HKD[_______________] per share. Such transaction will be effected once your formal consent in writing is received. I hereby declare that the proposed transaction will be effected in the name of my spouse* in my own name on behalf of my infant child.

I will send you a copy of the contract note of the above transaction once received.




-------------------------------
NAME OF DIRECTOR / EMPLOYEE

* delete where inappropriate

                                  APPENDIX III

         CODE FOR SECURITIES TRANSACTIONS BY DIRECTORS AND EMPLOYEES OF
                      REGENT EUROPE LIMITED LIMITED ("RE")
                       AND ITS SUBSIDIARIES (THE "GROUP")


BASIC PRINCIPLES

1. Directors and employees wishing to buy or sell shares of RE must first have regard to the statutory provisions of the Securities (Insider Dealing) Ordinance (Cap 395 Laws of Hong Kong). However, there are occasions where, even though they would not be expressly culpable under the statutory provisions, directors and employees should not be free to deal in RE shares.

2. Directors and employees who are aware of or privy to any negotiations or agreements related to intended acquisitions or disposals which are notifiable transactions as defined in Chapter 14 of the Rules Governing the Listing of Securities (the "Listing Rules") issued by the Stock Exchange of Hong Kong Limited (the "Exchange") or which are or may be price-sensitive should refrain from dealing in shares of RE as soon as they become aware of them or privy to them up to the formal announcement of them by RE by publication in the newspapers or by other appropriate public announcement. Those directors and employees who are not so privy should be cautioned that there may be price-sensitive information and that they should not deal in the shares of RE for a similar period. In practice, the Group Compliance Officer will inform all employees when dealing in RE shares is prohibited.

3. In addition, a director or an employee should not make any unauthorised disclosure of confidential information, whether to co-trustees or to any other person (even those to whom he owes a fiduciary duty) or make any use of such information for the advantage of himself or others.

4. For the purpose of this Code, the grant to a director or an employee of an option to subscribe or purchase the shares of RE shall be regarded as a dealing by him, if the price at which such option may be exercised is fixed at the time of such grant. If however, an option is granted to a director or an employee on terms whereby the price at which such option may be exercised is to be fixed at the time of exercise, the dealing is to be regarded as taking place at the time of exercise.

5. When a director or an employee places investment funds under professional management, even where discretion is given, the managers should nonetheless be made subject to the same restrictions and procedures as the director or the employee himself in respect of proposed dealings in the shares of RE.

6. For the purpose of this Code any dealing by a director or an employee in derivative warrants (as defined in rule 15.09 of the Listing Rules) issued in respect of RE shall be treated as a dealing in RE shares.

RULES

A.   ABSOLUTE PROHIBITIONS:

1. A director or an employee should not deal in RE shares at any time when he is in possession of unpublished price-sensitive information in relation to RE.

2. A director or an employee should not deal in the securities of any other listed issuer when, by virtue of his position as a director of another company including his own company, he is in possession of unpublished price-sensitive information in relation to those securities.

3. During the period of two months immediately preceding the preliminary announcement of RE's annual results and the period of one month immediately preceding the publication of the interim report, no director or employee may purchase shares of RE or sell shares of RE unless specifically approved by a board resolution subject always to the provisions of the Listing Rules. In any event directors and employees must comply with the procedure in rules 6 and 7 below.

4. The restrictions on dealings by a director or an employee contained in this Code should be regarded as equally applicable to any dealings by the spouse, or by or on behalf of any infant child, of a director or an employee and any other dealings in which for the purposes of the Securities (Disclosure of Interests) Ordinance (Cap 396 the Laws of Hong Kong) (the "SDI" Ordinance) he is to be treated as interested. It is the duty of the director or employee, therefore, to seek to avoid any such dealing at a time when he himself is not free to deal.

5. All transactions in shares of RE are subject to the same authorisation procedures as other personal account transactions, as set out in the Compliance Manual.

B.   NOTIFICATION

6. IN ADDITION TO THE PROCEDURES LAID DOWN IN RULE 5 ABOVE, A DIRECTOR OR AN EMPLOYEE SHALL NOT DEAL IN SHARES OF RE WITHOUT FIRST NOTIFYING THE CHAIRMAN (OR OTHER DIRECTOR(S) APPOINTED FOR THE SPECIFIC PURPOSE OR THE GROUP COMPLIANCE OFFICER), AND RECEIVING A DATED WRITTEN CONSENT TO THE PROPOSED DEAL. IN HIS OWN CASE THE CHAIRMAN SHOULD FIRST NOTIFY THE BOARD AT A BOARD MEETING, OR ALTERNATIVELY NOTIFY THE OTHER DIRECTOR(S) APPOINTED FOR THE PURPOSE OR THE GROUP COMPLIANCE OFFICER AND RECEIVE A DATED WRITTEN CONSENT TO THE PROPOSED DEAL.

7. The Group Compliance Officer of RE should keep a written record that the appropriate notification was given and acknowledged, and for the director or employee concerned to have written confirmation to that effect.

8. Any director of the company who acts as trustee of a trust should ensure that his co-trustees are aware of the identity of any company of which he is a director so as to enable them to anticipate possible difficulties. Any employee of the company who acts as trustee of a trust should ensure that his co-trustees are aware of these rules to which he is subject. A director or an employee having funds under management should likewise advise the investment manager.

9. Any director or employee who is a beneficiary, but not a trustee, of a trust which deals in securities of the issuer should endeavour to ensure that the trustees notify him after they have dealt in such securities on behalf of the trust, in order that he, in turn, may notify RE. For this purpose he should ensure that the trustees are aware of the rules to which he is subject.

10. The register maintained in accordance with Section 29 of the SDI Ordinance should be made available for inspection at every meeting of the board.

11. The directors of RE should, as a board and individually, endeavour to ensure that any employee of RE or director or employee of a subsidiary company who, because of his office or employment in RE or a subsidiary, is likely to be in possession of unpublished price-sensitive information in relation to the securities of any listed issuer does not deal in those securities at a time when he would be prohibited from dealing by this Code if he were a director.

12. Every director of RE shall notify to the Exchange and RE his interests in and dealings in warrants to subscribe for equity securities of RE at the same time and in the same manner as if the provisions of the SDI Ordinance relating to interests in shares were extended to include interests in rights to subscribe for shares.

                                   APPENDIX IV


                          PERSONAL ACCOUNT TRANSACTIONS

                         LIST OF AUTHORISED SIGNATORIES
--------------------------------------------------------------------------------

London Office                        Jayne Sutcliffe
                                     John Hemmant

Isle of Man Office                   David McMahon
                                     John Hemmant

NOTE:  John Hemmant  Compliance Officer - London and Isle of Man

                                   APPENDIX V


PERMISSION TO DEAL FORM

To be completed by the individual: Please photocopy this form for your own use.

INVESTMENT DEALING INTENTIONS
-----------------------------
     Name of Individual dealing

     Dealing on Behalf of (if applicable)

     Stock (type and amount):

     Transaction Type and Date:                    Purchase/Sale/Converted*

     Approximate Transaction Value:

     Dealing through Nominated Broker
     (if no state alternative):

     Common Holdings with client or
     fund of the Regent Europe
     Limited

STANDARD APPROVALS (REQUIRED IN ALL CASES)
-----------------------------------------
                           DATE           TIME         INITIALS
                         ---------     ----------     ----------

Staff Signature
                         ---------     ----------     ----------

Compliance Approval:
                         ---------     ----------     ----------

Directors Approval
                         ---------     ----------     ----------

Approval Validity:       1 week/1 day/other*:

This form must be completed and approved by all required officials BEFORE you instruct your nominated broker to act. If any officials are absent then a higher authority can only grant approvals. All brokers used must be registered with compliance department. Completed forms should be sent immediately to the compliance department once dealing has occurred.

Have the brokers been made aware that you are an employee of Regent Fund Management (UK)/(IOM)* Limited:

                      Yes [  ]         No [  ]

HAS CONSENT FOR ANY CREDIT/SPECIAL DEALING ARRANGEMENT BEEN OBTAINED FROM REGENT FUND MANAGEMENT (UK)/(IOM)* LIMITED:

                      Yes [  ]         No [  ]

PLEASE SUPPLY A COPY OF THE CONTRACT NOTE TO THE COMPLIANCE OFFICER.

Notes:
*delete as applicable

                                   APPENDIX VI

                             EMPLOYEE'S UNDERTAKING


To:    Regent Europe Asset Management Limited (the "Company")

1. I undertake to comply with the terms of the Company's Compliance and Procedures Manual in all respects.

2. I agree that this undertaking extends to any amendments to the Compliance and Procedures Manual which you issue to me.

3. I agree that this undertaking shall form part of my contract of employment and that any breach of the Compliance and Procedures Manual will render me liable to dismissal without notice.





Signed     :    ...................................

Name       :    ...................................

Date       :    ...................................

                                  APPENDIX VII

                                   MEMORANDUM

TO:       REAMLTD/RFM(UK)LTD/RPCF LTD                  FROM:  JOHN HEMMANT

SUBJECT:  PERSONAL ACCOUNT DEALING                     DATE:  23 AUGUST 1999

In line with previous discussion with regulators at their last visit and market practice, the monitoring of the personal account dealing is to include reconciliation of personal trades undertaken as evidenced by the Personal Account dealing form with records maintained by the Stockbroker of the Regent employee or officer.

Please sign the authorisation permitting me to approach your stockbroker in order to reconcile my records with theirs and to ensure they submit a copy confirm to me as a matter of course when you or a connected party trade. I do not require the details of portfolios managed on a discretionary basis.

JOHN HEMMANT
COMPLIANCE OFFICER

I agree that:

(Name of stockbroker/s)

1.
    ----------------------------------------------------------------------------

2.
    ----------------------------------------------------------------------------

3.
    ----------------------------------------------------------------------------

4.
    ----------------------------------------------------------------------------

5.
    ----------------------------------------------------------------------------

will forward a copy of the confirmation of each transaction undertaken by me or a connected party to the Compliance Officer of Regent Pacific Corporate Finance Limited, Regent Europe Asset Management (UK) Limited or Regent Europe Asset Management (IOM) Limited.

I also permit the Compliance Officer to reconcile his records of transactions with those of the stockbroker when necessary.

If it is the case that I presently undertake no personal account dealing, should I ever do so, I will inform the compliance function in the Isle of Man and agree to the above.


SIGNED:
             ----------------------------------

PRINT NAME:
             ----------------------------------

DATE:
             ----------------------------------

                                  APPENDIX VIII

         CODE FOR SECURITIES TRANSACTIONS BY DIRECTORS AND EMPLOYEES OF
                  REGENT EUROPE LIMITED LIMITED ("RE") AND ITS
                           SUBSIDIARIES (THE "GROUP")

BASIC PRINCIPLES

1. Directors and employees wishing to buy or sell shares of RE must first have regard to the statutory provisions. However, there are occasions where even though, they would not be expressly culpable under the statutory provisions, directors and employees should not be free to deal in RE shares.

2. Directors and employees who are aware of or privy to any negotiations or agreements related to intended acquisitions or disposals which are notifiable transactions as defined in Chapter 14 of the Rules Governing the Listing of Securities (the "Listing Rules") issued by the Stock Exchange of Hong Kong Limited (the "Exchange") or which are or may be price-sensitive should refrain from dealing in shares of RE as soon as they become aware of then or privy to them up to formal announcement of them by RE by publication in the newspapers or by other appropriate public announcement. Those directors and employees who are not so privy should be cautioned that there may be price sensitive information and that they should not deal in the shares of RE for a similar period. In practice, the Group Compliance Officer will inform all employees when dealing in RE shares is prohibited.

3. In addition, a director or an employee should not make any authorised disclosure of confidential information, whether to co-trustees or to any other person (even those to whom he owes a fiduciary duty) or make any use of such information for the advantage of himself or others.

4. For the purpose of this Code, the grant to a director or an employee of an option to subscribe or purchase the shares of RE shall be regarded as dealing by him, if the price at which such option may be exercised id fixed at the time of exercise, the dealing is to be regarded as taking place at the time of exercise.

5. When a director or an employee palaces investment funds under professional management, even where discretion is given, the managers should nonetheless be made subject to the same restrictions and procedures as the director or the employee himself in respect of proposed dealings in the shares of RE.

6. For the Purpose of this Code any dealing by a director or an employee in derivative warrants (as defined in rule 15.09 of the Listing Rules) issued in respect of RE shall be treated as a dealing in RE shares.

RULES

A.     ABSOLUTE PROHIBITIONS:

1. A director or an employee should not deal in RE shares at any time when he is in possession of unpublished price-sensitive information in relation to RE.

2. A director or an employee should not deal in the securities of any other listed issuer when, by virtue of his position as a director of another company including his own company, he is in possession of unpublished price-sensitive information in relation to those securities.

3. During the period of two months immediately preceding the preliminary announcement of RE's annual results and the period of one month immediately preceding the publication of the interim report, no director or employee may purchase shares of RE or sell shares of RE unless specifically approved by a aboard resolution subject always to the provisions of the Listing Rules. In any event directors and employees must comply with the procedure in rules 6 and 7 below.

4. The restrictions on dealing by a director or an employee contained in this Code should be regarded as equally applicable to any dealings by the spouse, or by or on behalf of any infant child, of a director or an employee and any other dealings in which for the purposes of the Securities (Disclosure of Interests) Ordinance (Cap 396 the laws of Hong Kong) (the "SDI" Ordinance) he is to be treated as interested. It is the duty of the director or employee, therefore, to seek to avoid any such dealing at any time when he himself is not free to deal.

5. All transactions in shares of RE are subject to the same authorisation procedures as other personal account transactions, as set out in the Compliance Manual.

B.   NOTIFICATION

6. In addition to the procedures laid down in Rule 5 above, a director or an employee shall not deal in shares of RE without first notifying the chairman (or other director(s) appointed for specific purpose or the Group Compliance Officer and receive a dated written consent to the proposed deal. In his own case the chairman should first notify the board at a board meeting, or alternatively notify the other director(s) appointed for the purpose or the Group Compliance Officer and receive a dated written consent to the proposed deal.

7. The Group Compliance Officer of RE should keep a written record that the appropriate notification was given and acknowledged, and for the director or employee concerned to have written conformation to that effect.

8. Any director of the company who acts as trustee of a trust should ensure that his co-trustees are ware of the identity of any company of which he is a director so as to enable them to anticipate possible difficulties. Any employee of the company who acts as trustee of a trust should ensure that his co-trustees are aware of these rules to which he is subject. A director or an employee having funds under management should likewise advise the investment manager.

9. Any director or employee who is a beneficiary, but not a trustee, of a trust which deals in securities of the issuer should endeavour to ensure that the trustees notify him after they have dealt in such securities on behalf of the trust, in order that he, in turn, may notify RE. For this purpose he should ensure that the trustees are aware of the rules to which he is subject.

10. The register maintained in accordance with Section 29 of the SDI Ordinance should be made available for inspection at every meeting of the board.

11. The directors of RE should, as a board and individually, endeavour to ensure that any employee of RE or director or employee of a subsidiary company who, because of his office or employment in RE or a subsidiary, is likely to be in possession of unpublished price-sensitive information in relation to the securities of any listed issuer does not deal in those securities at a time when he would be prohibited from dealing by this Code if he was a director.

12. Every director of RE shall; notify to the Exchange and RE his interests in and dealings in warrants to subscribe for equity securities of RE at the same time and in the same manner as if the provisions of the SDI Ordinance relating to interests in shares were extended to include interests in rights to subscribe for shares.

         REQUEST FOR DEALING IN SHARES OF REGENT EUROPE LIMITED LIMITED
                       (FOR EMPLOYEES AND DIRECTORS ONLY)


TO:    THE CHAIRMAN/THE GROUP COMPLIANCE OFFICER

CC:    THE GROUP COMPANY SECRETARY

DATE:

FROM:

Dear

I would like to sell*/purchase* [_____________] shares of Regent Europe Limited on [date] at the prevailing market price when my order is placed with my broker. If an order with a price limit is placed with the broker, the minimum*/ maximum price will be approximately HKD [_________] per share. Such transaction will be effected once your formal consent in writing is received. I hereby declare that the proposed transaction will be effected in my own name.

I will send you a copy of the contract note of the above transaction once received.


C--------------------------
Name of Director/ Employee

*delete where inappropriate

             REQUEST FOR DEALING IN SHARES OF REGENT EUROPE LIMITED
       (FOR SPOUSES AND INFANT CHILDEREN OF EMPLOYEES AND DIRECTORS ONLY)


TO:    THE CHAIRMAN/THE GROUP COMPLIANCE OFFICER

CC:    THE GROUP COMPANY SECRETARY

DATE:

FROM:

Dear

On behalf of my spouse*/my infant child, I would like to request for consent to sell*/purchase [_________] shares of Regent Europe Limited Limited on [date] at the prevailing market price when the order is placed with the broker. If an order with a price limit is placed with the broker, the minimum*/maximum* price will be approximately [HKD_________________] per share. Such transaction will be effected once your formal consent in writing is received. I hereby declare that the proposed transaction will be effected in the name of my spouse*/ in my own name on behalf of my infant child.

I will send you a copy of the contract note of the above transaction once received.


--------------------------
Name of Director/Employee

*delete where inappropriate

                                   APPENDIX IX

                       [REGENT EUROPE LIMITED LETTERHEAD]


To     :    [Name of Director/Employee]

From   :    The Chairman/Group Compliance Officer

Cc     :    The Group Company Secretary

Date   :

Dear

I refer to your request dated [_____________] to purchase*/sell* shares of the Regent Europe Limited Limited. Please note that consent is hereby granted*/withheld* regarding the proposed transaction. Please send a copy of the contract note for record purposes.*/Please do not proceed with the proposed transaction.*



------------------------------------------------------
Jayne Sutcliffe, CEO/ John Hemmant, Compliance Officer

*delete where inappropriate

                                   APPENDIX IX


                 Letterhead of Discretionary Fund Manager/Broker


Regent Europe Limited Limited
c/o 904-906 Asia Pacific Finance Tower
3 Garden Road
Hong Kong
Attention:  The Group Compliance Officer

Dear Sirs

A/C NAME AND NUMBER

This is to confirm that the above account is managed by us on a fully discretionary basis and will not accept any specific instructions in relation to a particular transaction. We have been sent a copy of the Code for Securities Transaction by Directors and Employees of the Regent Europe Limited Limited. We understand that it is our duty to inform you once a trade in Regent Europe Limited is effected.


Yours faithfully
For and behalf of
[Name of Broker]

                      REGENT FUND MANAGEMENT (IOM) LIMITED

                                PROCEDURES MANUAL

PROCEDURES MANUAL

REGENT EUROPE ASSET MANAGEMENT (IOM) LIMITED (REAM)

A copy of this Procedures Manual is made available to all employees and all employees should familiarise themselves with its contents. Employees will be expected to comply with the guidelines laid down in this Procedures Manual. Any breach of the following procedures should be reported to the Compliance Officer, John Hemmant, without delay.

NEW COUNTERPARTIES

Before any employee of the company deals with a new counterparty, whether on behalf of a client for a Regent company's account, the following steps must be observed.

On determining that a counterparty should be used the officer/employee should email the counterparty's contact point and address to the compliance officer.

The Compliance Officer will submit a "Due Diligence Questionnaire" to the counterparty as well as request a copy of their audited accounts and a copy of their terms and conditions. Because of the nature of the market the Compliance Officer may authorise the use of a counterparty prior to receipt of this information, at his discretion. However, the Compliance Officer should obtain as much information about a counterparty as he can from the dealers and fund managers. The Compliance Officer is permitted at any time to prevent use of a counterparty if he feels REAM is at risk in doing so.

The above details concerning a counterparty should be held in an individual counterparty information file, together with any other information relevant to the counterparty risk to REAM. This will be reviewed once a year.

TRADE PROCESSING - DEALING -THE ORDER LOG

Whenever a decision is made to deal for a Discretionary Managed Portfolio by the fund manager, a record of the date and time of that decision must be made via the electronic order log facility within Hiport. This is the responsibility of the Fund Manager responsible for the decision.

Once a decision to effect or arrange a Customer Order has been made, steps should be taken to effect or arrange the execution of that order as soon as possible. The date and time of any orders given must be recorded in the order log. Additional information such as counterparty, buy/sell, quantity, limit price (if a sell; the price given to the broker is the lowest price he is prepared to go, if a purchase; the price given is the highest price prepared to
go) and special conditions must also be recorded. The Compliance Officer will randomly select trades on a monthly basis in order to compare the price struck with the order price. Any price struck outside the order parameters should be justified by an email to the Compliance Officer with a reassurance that the client's best interests have been met. The time at which the broker telephones back to confirm order execution is the "execution time" entered into the Hiport system. This may vary from the time entered on the contract note; as the time of trade is at the broker's discretion as long as the price given remains firm. Any price variance from that struck must be justified.

It is the responsibility of each Fund Manager/Dealer to monitor his outstanding orders and to ensure that these are maintained up to date in the order log. If for any reason the member of staff responsible for an order is absent or unable to enter the details personally, he must contact another Fund Manager/Dealer and inform him of any outstanding orders (Appendix 1) shows the list of fund managers and dealers and who is their delegated cover in their absence. The order log must then be promptly updated.

ALL ORDERS MUST BE PRE-ALLOCATED BETWEEN CUSTOMERS AND RECORDED IN THE ORDER LOG. IF FOR SOME REASON THERE IS AN ERROR WITH THE ALLOCATION, THE EMPLOYEE MAY AMEND THIS WITHIN THE ORDER LOG PRIOR TO DISSECTION. THE HI-PORTFOLIO SYSTEM DOES NOT PERMIT A CHANGE IN THE ORDER AFTER DISSECTION, IF AN ERROR IS NOTED AFTER DISSECTION THE ORDER MUST BE CORRECTED AND REPLACED. THE COMPLIANCE OFFICER WILL RANDOMLY CHECK THAT THE ALLOCATION OF THE ORDERS ENTERED INTO THE SYSTEM REFLECT THE FUND SIZES UNLESS THE INVESTMENT MANAGER HAS GOOD REASON FOR NON-STANDARD ALLOCATION EG. CASH SHORTAGE. THIS SHOULD TALLY WITH THE CONFIRMATIONS.

Financial Supervision Commission (Conduct of Business) Regulatory Code 2.10 Front Running: REAM should not enter into an investment transaction ahead of a client, if that client ought to have priority.

The clients (funds) should at no time be put at a disadvantage to own account or balance sheet orders. There may be times the purchase of a stock is of advantage to both parties indeed the combined order may obtain a better price. This is acceptable if the advantage to the client can be proved. Fund managers should make written comment concerning the benefit in this case.

There may also be times when it is to the advantage of the client fund and the book to obtain stock in an Initial Public Offer (IPO), very often these are over subscribed and more shares are asked for than actually obtained. In the circumstance where both the book and the fund have gone for such an issue the circumstances should be described to the Compliance Officer as independent arbiter of a fair course of action ensuring the client is not disadvantaged.

Particular care should be taken where an investment manager has responsibility for the book and the client fund. The Compliance Officer should be privy to all trades undertaken. Special attention is paid to trades where both the book and the fund are trading in the same security. It is the responsibility if the Investment Manager responsible for such a trade to e-mail the details to the Compliance officer who will intervene if it is felt the client fund is being disadvantaged in relation to the book.

Financial Supervision Commission (Conduct of Business) regulatory Code 2.11 Fairness in Allocation: Where there is not enough stock or other investments to go around, the licenceholder should always allocate what it has fairly and uniformly, it should put itself last unless its participation in the deal enabled everyone to get a better deal. Own account orders may be aggregated with customer orders but the customer orders must be filled first.

For the sake of thoroughness should the dealer be trading for both the group and the fund, the trader will report all such trades to the Compliance Officer. The trade will then be reviewed by the Compliance Officer and relevent questions asked of the fund manager. Hard copies of these emails and Compliance Officer's comments are retained. This process is undertaken as soon as is practicable after the fund manager's investment decision.

Permission of a Group Director is required for any trade between the balance sheet and any customer before any order is placed (a detailed written request will have to be Submitted to the Group Director concerned).

Financial Supervision Commission (Conduct of Business) Regulatory Code 2.12 REAM should not allocate or transfer to any client any deal (or part of a deal) in an investment which it entered into as principal unless allocation or transfer was unconditionally decided upon in principle before the deal was done or the investment has improved in value since the deal and REAM is satisfied that the investment is suitable for the client and the client obtains the benefit of best execution and of the improvement in value.

PERMISSION OF A GROUP DIRECTOR IS REQUIRED FOR ANY TRADE BETWEEN THE BALANCE SHEET AND ANY CUSTOMER BEFORE ANY ORDER IS PLACED (A DETAILED WRITTEN REQUEST WILL HAVE TO BE SUBMITTED TO THE GROUP DIRECTOR CONCERNED). IF A GROUP DIRECTOR IS THE INVESTMENT MANAGER THEN THE PERMISSION OF A DIFFERENT GROUP DIRECTOR SHOULD BE SOUGHT.

Before confirming an allocation the Fund Manager/Dealer must check the Common Holdings sheet in the Valuation spreadsheet. This is to ascertain common holdings and be sought ensures fair allocation accordingly.

On or before T+1 the following steps must be observed to ensure accurate processing of trades. Processing is monitored by way of the order log, soft deal reports and the fax log.

When an execution is reported by a counterparty the responsible fund manager must immediately execute it within the order log.

VALUATION OF ILLIQUID STOCK

Financial Supervision Commission (Conduct of Business) regulatory Code 2.9.

The fees taken from the funds are dependent upon the value of the assets in the portfolio it is therefore vitally important that care is taken in ensuring the valuations are correct; this is not always easy in the emerging market environment where many stocks may be traded infrequently, added to this information for determining current value may not be available. Any such valuation should be prepared on an arms length basis prepared by an independent and competent person. Failing this a directors resolution of the client fund should be obtained agreeing the valuation of the given security.

FAIRNESS AND RESEARCH ANALYSIS

Financial Supervision Commission (Conduct of Business) Regulatory Code 2.13.

REAM should not deal for:-

a) itself or a connected client ahead of the DISTRIBUTION of its own or its associates research or analysis and with advance knowledge of anything that might possibly be price sensitive in it; or

b) distribute research or analysis containing recommendations from which RFM(IOM) expects to benefit is disclosed; or

c) otherwise behave unfairly in the way in which it acts upon its research or analysis.

OBSERVING THE INVESTMENT RESTRICTIONS

Financial Supervision Commission (Conduct of Business) Regulatory Code 3.7.

It is the responsibility of all involved in the investment process to take all reasonable steps to comply with every statement in the most recently published prospectus describing how the scheme will be operated.

CONFLICTS OF INTEREST

Financial Supervision Commission (Conduct of Business) Regulatory Code 2.14.

A licenceholder should not undertake or recommend an investment transaction in which it has a material interest without the prior knowledge of the client fund if the investment adviser recommends an investment in which Regent has an interest.

SETTLEMENT

The trade will now be visible to the settlement staff who must immediately enter an unreconciled or "soft" deal into HI-PORTFOLIO and update the order log with the HI-PORTFOLIO bargain reference.

1. Confirmations for the trades detailed must be obtained from the relevant counterparties. These should be in the form of fax showing all pertinent details of the trade.

2 The settlement staff must check that the details shown on the confirmation match those entered into the order log on HI-PORTFOLIO. If all details are correct then the trade can be approved within HI-PORTFOLIO and its status will change from an unreconciled trade to an agreed processed trade. HI-PORTFOLIO differentiates between reconciled and unreconciled trades.

3. It is the responsibility of the Settlement Staff to review the unreconciled trades each morning and to give priority to the trades shown. If any trades remain unreconciled at the close of T+1, they are reviewed by the Head of Settlements. A list of unsettled trades is sent to the Chief Investment Officer and Compliance Officer on a weekly basis for monitoring.

4. If the details shown on the counterparty's confirmation differ from those shown in the order log this must be immediately brought to the attention of the Fund Manager/Dealer responsible for entering into the contract. This applies to all differences. If the Fund Manager/Dealer is adamant that the details in the Order Log and consequently HI-PORTFOLIO are correct, then the counterparty should be immediately contacted and the difference(s) pointed out.

5. If the counterparty acknowledges that our record of the trade is correct then a corrected confirmation should be obtained before the trade is approved in HI-PORTFOLIO.

6. If the counterparty insists that they believe their details are correct, then the Fund Manager/Dealer responsible for entering into the contract should be informed. It is his responsibility to resolve the problem with the counterparty.

7. A cancellation of a dissected order and subsequent re-entry should be reported to the Compliance Officer by e-mail with an explanation of the need for alteration.

8. Once a trade is agreed and reconciled within HI-PORTFOLIO a fax instruction as detailed below must be sent to the relevant custodian. Each fax will be given it's own unique fax reference from the fax log. This reference must be recorded in the order log thus completing the processing cycle.

At no point in the trade processing cycle, must any trade details be changed arbitrarily. It is imperative that all trade details, with special emphasis on amendments, should be thoroughly documented.

All trades contracted into must be processed in a timely manner. All instructions should be processed on or before T+1. Some clients will probably use Custodial facilities provided by an institution based in Hong Kong. This will create an immediate problem as the time difference will automatically create an environment where there is no margin for error. For example:

     A trade is executed and reported to us on trade date "T".

     The confirmation is received the next day and the instruction is dispatched on T+1.

     The Custodian does not actually process the instruction until T+2.

     The trade settles on T+3.

Any problems with the instructions will not become apparent until settlement day at which time the trade could have potentially failed.

These clients' trades should be targeted for early processing and the trade instruction should be sent to the Custodian before their respective deadlines for trade entry. A list of Custodians deadlines for all markets is retained.

INSTRUCTIONS TO CUSTODIANS

Once an acceptable form of confirmation has been received, and once all of the details have been agreed the following steps must be followed.

A fax instruction to the relevant Custodian must be prepared with the following details:

     Client
     Buy/Sell
     Trade Date
     Settlement Date
     Name of the Security

     Security Identifier
     Nominal amount of shares
     Price
     Cash Amount
     Settlement Currency
     Counterparty
     Their Reference if applicable.
     Their Agent
     Other Details

Upon completion of the fax, it must be signed by two signatories. A signature list for Custodian instructions must be sent to the Custodians and a copy retained by the Compliance Officer. Any changes must be documented and retained. Any changes must also be approved by the Compliance Officer and a written record of his approval must be retained and filed in the Signature List file.

A copy of the instruction together with a copy of the confirmation, (Telex, Contract Note or Fax) must be presented to the signatories. The signatories before signing should check that the instruction details correspond to those on the confirmation.

After the instruction has been signed by the appropriate signatories, it must be logged in the appropriate fax log. These are designed to monitor the flow of trade instructions and prevent duplications, while also providing an easily accessible reference number. The Fax Log must contain the following details:

     Date

     Time

     Description of trade. (Security/Nominal Amount/Buy/Sell)

     Reference Number. (A simple numbered reference system)

     Senders Initials.

The Custodian should also maintain a log of faxed instructions, so that any break in the numbered sequence will be immediately apparent.

After the instruction has been sent to the Custodian, a copy of the instruction together with the confirmation and any other documentation must be filed in the appropriate client's Trades file. They will be filed in numerical order based on the fax log reference.

The custodian is liaised with if there are any problems on settlement e.g. because of a shortage of stock.

The procedures outlined above are subject to change if for example, existing Custodians develop an electronic facility which enables users to send instructions by electronic means. If such a facility is available, it's suitability should be thoroughly assessed and new controls implemented to ensure all trade instructions are sent in a problem free environment.

SEPARATION OF DUTIES

Employees authorised to deal on behalf of clients should not be responsible for the settlement of that deal. This Includes processing of the trade in HI-PORTFOLIO as well as instructions to Custodians. To assist in this the order log is designed to have two distinct and separate front office and back office functions. The front end is controlled by the Fund Managers/Dealers and they alone are able to input orders, allocations and executions. The information input by them is visible to the Settlement Area but on a strictly "read only" basis. The only fields which can be completed by the Settlements Area are all trade details for matching, HI-PORTFOLIO Reference and the Fax Reference.

The instruction to the Custodian must include two signatories, neither of whom should have been involved in the execution of the transaction.

MONITORING OF FAILING TRADES.

Arrangements are made with all Custodians to receive on a weekly basis information regarding failed trades. This should provide information of what trades are failing and why.

Upon receipt of this information, any counterparties involved must be contacted, and the problem investigated. All failing trades should be reviewed on a daily basis and a copy of the information should be filed in the weekly O/S trade report submitted to the Compliance Officer and Chief Investment Officer.

If  the  trade  remains   unsettled   beyond  a  week,  the  custodian  will  be
chased/liaised with until the issue is resolved.

STOCK RECONCILIATIONS

Stock Reconciliations must be compiled every month for all clients and for the company's own capital.

At the end of each month, a detailed list of each portfolio should be obtained from the respective Custodian. This should be compared to a portfolio list generated by HI-PORTFOLIO.

Any differences between the two must be recorded in a reconciliation. Discrepancies should be investigated with the Custodian. Once discrepancies have been resolved, they should be documented. For example, if there is a difference caused by the Custodian processing a trade one-day after it was sent then a copy of the instruction should be filed with the reconciliation. If there has been a capital change, confirmation of the capital change from the custodian, this should be filed with the reconciliation.

The reconciliation, when complete will be signed off by the reconciler and one other individual of suitable experience from within settlements.

The Compliance Officer will randomly check reconciliations.

Fund valuations will not be released to the marketing function until checked by REAM Settlements Department.

CASH RECONCILIATIONS

In order to try to prevent trading errors it is the responsibility of the Settlement Area to reconcile Clients' accounts and the Firms own account balances on a daily basis. Any discrepancies should be checked, and if necessary the responsible Custodian should be contacted in order to resolve them. To facilitate this Custodians should be requested to supply daily cash sheets which should be retained in the relevant Client's Cash File. Alternately, where the Custodian has suitable systems in place, cash records may be downloaded electronically each day.

PROPRIETARY TRANSACTIONS

Transactions in respect of the Company's proprietary accounts, namely Alphorn Management Limited, Regent Derivatives Limited, Regent Pacific Corporate Advisory Limited and Regent Pacific Group Limited ("Proprietary Transactions") may only be carried out following the express authorisation in writing of the Chairman or Chief Investment Officer. Investment by the company or any of its affiliates in Regent Funds, whether by way of subscription on the launch of a new fund or by purchase or sale through a market maker, may only be approved on a case-by-case basis by the Chairman. All proprietary transactions are subject to the investment guidelines determined by the board of Regent Pacific Group Limited on 16 December 1996. An excerpt of the relevant minutes is attached as Appendix II.

Proprietary Transactions may be carried out in respect of any securities which are (or will be) held by any of the funds, subject in all cases to transactions in respect of the funds taking priority. The overriding principle is to ensure that the funds are treated fairly in the circumstances appropriate to the relevant stock and the relevant market. In particular, if orders for the funds and Proprietary Transactions are filled by near simultaneous orders, the fund's transactions must take priority and , if the orders are filled at different prices, the better prices should be allocated to the Funds. (See also "Aggregation of Transactions" below). Priority of allocation shall always be given to the Funds when the near simultaneous orders are not completed in full.

Proprietary Transactions above may not be carried out ahead of any transactions to be carried out in respect of the Funds. Where the Company or any of its affiliates and a Fund have co-invested in the same stock, the Company or its affiliate will only dispose of its proprietary holdings following, or together with, the Fund disposing of its holdings, unless the relevant fund manager has determined not to sell the relevant stock at the same time.

CORPORATE ACTIONS

Custodians should provide regular information of any Corporate Actions including Dividends, Capital Changes. All information regarding any Corporate Actions should be retained.

Fund Managers should be informed of any Corporate Actions as soon as the information is available, even if it is unconfirmed.

USGI FUND

Compliance Issues relating to US Regulated Funds are complex and we have decided not to allow any Own Account or PA trading in ANY STOCKS held by this fund. Similarly we will not allow any trading of Futures and other derivatives at present.

The Fund is not allowed to use an affiliated broker acting as principal. This precludes us from dealing for this Fund with RES.

UK INVESTMENT TRUSTS

The complex rules concerning UK Investment Trusts have led us to prepare a separate Procedures Manual for such trusts. This has been prepared in conjunction with solicitors and accountants. This manual should be used in conjunction with the procedures laid down in this document.

AMENDMENTS

Any amendments to the procedures outlined above should be approved by the Compliance Officer and filed in the Procedure Manual.

                                   APPENDIX I

List below states the nominated individuals providing cover for those listed when sick or on holiday.

     Carlos Horner                 Andrew Wiles
     Andrew Wiles                  Carlos Horner
     Adrian Jones                  Debbie Cashmore
     David Curl                    Andrew Wiles
     David McMahon -               Peter Everington on corporate issues
                                   Neil Atkinson on accounting issues
     Simon Irving                  Steve Douglas, SKANCO
     Andre Shargin                 Helen Mills
     Helen Mills                   Andre Shargin

                                   APPENDIX II

CORPORATE INVESTMENTS

The Chairman noted that the corporate proprietary investments made by the Company and certain of its subsidiaries had previously been the subject of discussion by the Board with regard to the adoption of prudent investment limits which should be adopted by the Company and its subsidiaries (collectively the "Group") on a consolidated basis should be as follows:-

1. All transactions in respect of corporate investments shall be approved by, or be made under the supervision of or within criteria approved by, the Chairman or, in his absence, and if urgent market conditions dictate, the Chief Investment Officer.

2. Subject to paragraph 3, no more than US$20,000,000 may be invested in securities issued by any one issuer provided that:-

     2.1  such securities are listed or are otherwise marketable; and

     2.2 such investment may not represent more than 5% of the issued securities of any one class of security issued by that issuer.

3. Either or both of the provisos in paragraphs in 2.1 and 2.2 may be disapplied provided that the amount invested in the securities of the relevant issuer does not exceed US$10,000,000.

4. No more than 7.5% after netting off of the Group's consolidated shareholders' funds may in aggregate be invested in any derivatives and the aggregate contract position of all such derivatives (without netting off long and short positions) shall not exceed 15% of the Group's consolidated shareholders' funds, provided that the restriction shall not apply to any derivatives which are used to hedge any asset of the Group against market, currency or other risks. For the purpose of applying these calculations:-

     4.1 in the case of any long option or long warrant positions, the premium invested or committed shall be taken to the value of both the amount invested and the contact position; and

     4.2 the contract position of all derivatives other than those referred to in paragraph 4.1 shall be valued on a delta equivalent basis.

5. The acquisition of corporate investments will not be funded by borrowings, save for short-term borrowings or less than 6 months, as approved jointly by the Chairman and Chief Investment Officer. However, such borrowings may not be used to acquire derivatives.

6. Subject to the above limits, there is no limit on the aggregate amount of the Group's shareholders' funds which may be invested in all corporate investments.

7. Neither the Company nor any of its subsidiaries may enter into underwriting or sub-underwriting commitments unless the relevant commitment has been jointly approved by the Chairman, Chief Investment Officer and two of the Group Directors and in no circumstances shall the Group's aggregate exposure to such commitments exceed at any time more than 40% of the Group's consolidated shareholder' funds.

8.   For the purpose of these limits:-

     8.1 "consolidated shareholders' funds" means the shareholders' funds as shown in the most recent audited consolidated accounts of the Group or, if later, management accounts.

     8.2 each investment shall be measured against the consolidated shareholders funds available at the time of making the relevant investment and the Group shall not be required to dispose of an investment if, as a result of subsequent events, the relevant investment comes to exceed a particular limit.

9. None of the limits or restrictions set out above may be exceeded without the specific advance approval of the Board provided that the holding of the following investments which currently exceed the above limits are hereby approved and ratified:-

     [Space provided for response]